SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Manpower Inc.

(Name of Registrant as Specified in its Charter)

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MANPOWER INC.

5301 NORTH IRONWOOD ROAD

MILWAUKEE, WISCONSIN 53217

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 2, 2007

To the Shareholders of Manpower Inc.:

The 2007 Annual Meeting of Shareholders of Manpower Inc. will be held at the International Headquarters of Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin, on May 2, 2007, at 10:00 a.m., local time, for the following purposes:

(1)	To elect four directors to serve until 2010 as Class II directors;

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2007;

(3)	To approve the Manpower Corporate Senior Management Annual Incentive Plan;

(4)	To consider and act upon a proposed shareholder resolution regarding implementation of the MacBride Principles in Northern Ireland if properly presented at the annual meeting; and

(5)	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 21, 2007 are entitled to notice of and to vote at the annual meeting and at all adjournments of the annual meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. Therefore, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by completing and returning the accompanying proxy in the enclosed envelope, by a telephone vote or by voting electronically via the Internet. Instructions for telephonic voting and electronic voting via the Internet are contained on the accompanying proxy card. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of Manpower in writing (including executing a later-dated proxy or voting via the Internet) or by telephone of such revocation.

Michael J. Van Handel, Secretary

March 2, 2007

MANPOWER INC.

5301 North Ironwood Road

Milwaukee, Wisconsin 53217

March 2, 2007

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Manpower Inc. for use at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on May 2, 2007, or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at Manpower’s International Headquarters, 5301 North Ironwood Road, Milwaukee, Wisconsin.

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by us. No solicitation other than by mail is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone. In addition, we have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $7,500 plus expenses.

Only shareholders of record at the close of business on February 21, 2007 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 85,178,333 shares of common stock. The presence, in person or by proxy, of a majority of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the quorum. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. With respect to the proposal to elect the individuals nominated to serve as Class II directors by the board of directors, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2007, the proposal to approve the Manpower Corporate Senior Management Annual Incentive Plan and, if properly presented, the shareholder proposal to implement the MacBride Principles in our operations in Northern Ireland, abstentions and broker non-votes will not be counted as voting on the proposals.

This proxy statement, notice of annual meeting of shareholders and the accompanying proxy card, together with our annual report to shareholders, including financial statements for our fiscal year ended December 31, 2006, are being mailed to shareholders commencing on or about March 9, 2007.

If the accompanying proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions contained in the proxy card. Each shareholder may revoke a previously granted proxy at any time before it is exercised by advising the secretary of Manpower in writing (either by submitting a duly executed proxy bearing a later date or voting via the Internet) or by telephone of such revocation. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted for the election of each of the individuals nominated to serve as Class II directors by the board of directors, will be voted for ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2007, will be voted for approval of the Manpower Corporate Senior Management Annual Incentive Plan, will be voted against the shareholder proposal to implement the MacBride Principles in our operations in Northern Ireland, and will be voted as recommended by the board of directors with regard to all other matters or, if no such recommendation is given, in the discretion of the individuals to whom the proxies are given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists as of the record date information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, New York 10005	7,456,851	(2)	8.8%

Wellington Management Company, LLP 45 Fremont Street Boston, Massachusetts 02109	6,389,145	(3)	7.5%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	4,899,330	(4)	5.8%

Mellon Financial Corporation One Mellon Center Pittsburgh, Pennsylvania 15258	4,329,937	(5)	5.1%

(1)	Based on 85,178,333 shares of common stock outstanding as of the record date.
(2)	This information is based on a Schedule 13G dated January 31, 2007. According to this Schedule 13G, Goldman Sachs Asset Management, L.P. has sole voting power with respect to 5,996,738 shares held and sole dispositive power with respect to 7,456,851 shares held.
(3)	This information is based on a Schedule 13G dated February 14, 2007. According to this Schedule 13G, these securities are owned of record by clients of Wellington Management Company, LLP. Wellington Management Company, LLP has shared voting power with respect to 4,249,955 shares held and shared dispositive power with respect to 6,389,145 shares held.
(4)	This information is based on a Schedule 13G dated February 13, 2007. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. T. Rowe Price Associates, Inc. has sole voting power with respect to 892,510 shares held and sole dispositive power with respect to 4,899,330 shares held.
(5)	This information is based on a Schedule 13G dated February 12, 2007, filed by Mellon Financial Corporation on its behalf and on behalf of its following affiliates: Mellon Bank, N.A.; Mellon Trust of New England, National Association; Mellon Private Trust Company, National Association; Mellon Trust of California; Mellon Trust of Delaware, National Association; Mellon Trust of New York, LLC; The Dreyfus Corporation; Dreyfus Service Corporation; Franklin Portfolio Associates LLC; Laurel Capital Advisors, LLP; Mellon Capital Management Corporation; Mellon Global Equity Associates, LLP; Standish Mellon Asset Management Company LLC; MMIP, LLC; The Boston Company, Inc.; MBC Investments Corporation; Fixed Income (MA) Trust; and Fixed Income (DE) Trust. Mellon Financial Corporation and the listed affiliates have sole voting power with respect to 2,545,504 shares held, shared voting power with respect to 23,980 shares held, sole dispositive power with respect to 4,120,343 shares held and shared dispositive power with respect to 183,880 shares held.

1.  ELECTION OF DIRECTORS

Manpower’s directors are divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of directors in Class II expires at the annual meeting. The board of directors proposes that the nominees described below, all of whom are currently serving as Class II directors, be elected as Class II directors for a new term of three years ending at the 2010 annual meeting of shareholders and until their successors are duly elected, except as otherwise provided in the Wisconsin Business Corporation Law. Mr. Davis, Mr. Greenberg and Mr. Hueneke are standing for re-election. Ms. Boswell was appointed to the board of directors in February 2007 after being recommended for appointment to the board of directors by Mr. Joerres, our chief executive officer, and subsequently by the nominating and governance committee.

Manpower’s corporate governance guidelines state that it is the policy of the board of directors that no individual who would be age 70 or older at the time of his or her election will be eligible to stand for election to the board of directors. The board of directors has determined, after taking into consideration the recommendation of the nominating and governance committee, that, in light of Mr. Davis’ past contributions to the board of directors and his ability to continue to contribute to the board of directors, it would be in the best interests of Manpower to waive this policy with respect to Mr. Davis’ eligibility to stand for election to the board of directors at the annual meeting.

Stephanie A. Burns will not be standing for reelection at the annual meeting. We express our thanks to Dr. Burns for her valuable service to Manpower and its shareholders, and we wish her well in her many other endeavors. Without Dr. Burns, the board of directors will have ten members.

Nominees receiving the largest number of affirmative votes cast will be elected as directors up to the maximum number of directors to be chosen at the election. Any shares not voted affirmatively, whether by abstention, broker non-vote or otherwise, will not be counted as affirmative votes cast for any director.

Name	Age	Principal Occupation and Directorships

NOMINEES FOR DIRECTORS — CLASS II

Gina R. Boswell	44	Senior Vice President and Chief Operating Officer — North America of Avon Products, Inc. since February 2005. Senior Vice President — Corporate Strategy and Business Development of Avon Products, Inc. from 2003 to February 2005. Prior thereto, an executive with Ford Motor Company, serving as Director of Business Strategy from 2002 to 2003, Director of Vehicle Personalization from 2001 to 2002 and Vice President, CRM/Consumer eBusiness from 1999 to 2001. Prior to joining Ford Motor Company, served in several executive positions with The Estee Lauder Companies, Inc. from 1993 to 1999. A director of Applebee’s International, Inc. A director of Manpower since February 2007.

Willie D. Davis	72	President of All Pro Broadcasting Incorporated, a radio broadcasting company located in Los Angeles, California, since 1977. A director of Alliance Bank Co., MGM Mirage and Sara Lee Corporation. A director of Manpower for more than five years.

Jack M. Greenberg	64	Retired Chairman and Chief Executive Officer of McDonald’s Corporation from May 1999 to December 2002, and Chief Executive Officer and President from August 1998 to May 1999. Non-executive Chairman of the Board of The Western Union Company and a director of Abbott Laboratories, The Allstate Corporation, InnerWorkings, Inc. and Hasbro, Inc. A director of Manpower since October 2003.

Terry A. Hueneke	64	Retired Executive Vice President of Manpower from 1996 until February 2002. Senior Vice President — Group Executive of Manpower’s former principal operating subsidiary from 1987 until 1996. A director of Manpower for more than five years.

Class III Directors (term expiring in 2008)

J. Thomas Bouchard	66	Retired Senior Vice President, Human Resources of International Business Machines from 1994 to 2000. Senior Vice President and Chief Human Resources Officer of U.S. West Inc. from 1989 to 1994. Also a director of Nordstrom fsb. A director of Manpower for more than five years.

Rozanne L. Ridgway	71	Retired Diplomat. A member of the U.S. Foreign Service from 1957 to 1989, including assignments as Ambassador for Oceans and Fisheries Affairs, Ambassador to Finland, Ambassador to the German Democratic Republic and Assistant Secretary of State for European and Canadian Affairs. Also a director of The Boeing Company, Emerson Electric Co., 3M, three funds in the American Funds complex and Sara Lee Corporation. A director of Manpower for more than five years.

Edward J. Zore	61	President and Chief Executive Officer of The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) since June 2001. President of Northwestern Mutual from March 2000 to June 2001. Executive Vice President, Life and Disability Income Insurance, of Northwestern Mutual from 1998 to 2000. Executive Vice President, Chief Financial Officer and Chief Investment Officer of Northwestern Mutual from 1995 to 1998. Prior thereto, Chief Investment Officer and Senior Vice President of Northwestern Mutual. Also a Trustee of Northwestern Mutual and a Director of Northwestern Mutual Series Fund, Inc. A director of Manpower for more than five years.

Class I Directors (term expiring in 2009)

Jeffrey A. Joerres	47	Chairman of Manpower since May 2001, and President and Chief Executive Officer of Manpower since April 1999. Senior Vice President — European Operations and Marketing and Major Account Development of Manpower from July 1998 to April 1999. A director of Artisan Funds, Inc. and Johnson Controls, Inc. A director of Manpower for more than five years. An employee of Manpower since July 1993.

John R. Walter	60	Retired President and Chief Operating Officer of AT&T Corp. from November 1996 to July 1997. Chairman, President and Chief Executive Officer of R.R. Donnelley & Sons Company, a print and digital information management, reproduction and distribution company, from 1989 through 1996. Non-executive Chairman of the Board of InnerWorkings, Inc. and a director of Vasco Data Securities, Inc. and SNP Corporation in Singapore. A director of Manpower for more than five years.

Marc J. Bolland	47	Chief Executive Officer of Wm Morrisons Supermarket Plc since September 2006. Executive Board Member of Heineken N.V., a Dutch beer brewing and bottling company, from 2001 to August 2006. Previously, a Managing Director of Heineken Export Group Worldwide, a subsidiary of Heineken N.V., from 1999 to 2001, and Heineken Slovensko, Slovakia, a subsidiary of Heineken N.V., from 1995 to 1998. A director of Manpower since July 2004.

Meetings and Committees of the Board

The board of directors has standing audit, executive compensation, executive, and nominating and governance committees. The board of directors has adopted written charters for the audit, executive compensation and nominating and governance committees. These charters are available on Manpower’s web site at www.investor.manpower.com. Each incumbent director attended at least 75% of the board meetings and meetings of committees on which each served in 2006. The board of directors held five meetings during 2006. The board of directors did not take action by written consent during 2006.

The board of directors has adopted categorical standards for relationships deemed not to impair independence of non-employee directors to assist it in making determinations of independence. The categorical standards are attached to this proxy statement as Appendix A. The board of directors has determined that ten of eleven of the current directors of Manpower are independent under the listing standards of the New York Stock Exchange after taking into account the categorical standards and the following:

•	Dr. Burns is the Chairman, President and Chief Executive Officer of Dow Corning, which has engaged Manpower and Right Management Consultants to provide temporary staffing and other services.

•	Mr. Walter is a director and shareholder of a private company which entered into an agreement to provide logistics support to Manpower.

•

Mr. Zore is the President and Chief Executive Officer of Northwestern Mutual. Northwestern Mutual and certain of its affiliates have engaged Manpower, Jefferson Wells and Right Management Consultants to provide temporary staffing, accounting and other services. In addition, Manpower and certain of its affiliates lease space from joint venture and limited liability companies in which Northwestern Mutual has an equity interest.

The independent directors are: Ms. Boswell, Mr. Bolland, Mr. Bouchard, Dr. Burns, Mr. Davis, Mr. Greenberg, Mr. Hueneke, Ms. Ridgway, Mr. Walter and Mr. Zore.

The non-management members of the board of directors meet in executive session without management at each regularly scheduled meeting of the board of directors. In accordance with Manpower’s corporate governance guidelines, the chairperson of a board committee selected annually on a rotating basis presides over the executive session. Mr. Zore, the chairman of the audit committee, will preside over the executive sessions held in 2007.

Any interested party who wishes to communicate directly with the presiding director or with the non-management directors as a group may do so by calling 1-800-210-3458. The third-party service provider that monitors this telephone number will forward a summary of all communications directed to the non-management directors to the director presiding over the executive sessions.

Certain documents relating to corporate governance matters are available in print by writing to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217 and on Manpower’s web site at www.investor.manpower.com. These documents include the following:

•	Articles of incorporation;

•	By-laws;

•	Corporate governance guidelines;

•	Code of business conduct and ethics;

•	Charter of the nominating and governance committee, including the guidelines for selecting board candidates;

•	Categorical standards for relationships deemed not to impair independence of non-employee directors;

•	Charter of the audit committee;

•	Policy on services provided by independent auditors; and

•	Charter of the executive compensation committee.

Information contained on Manpower’s web site is not deemed to be a part of this proxy statement.

The audit committee consists of Mr. Zore (Chairman), Ms. Boswell, Dr. Burns, Mr. Davis and Mr. Hueneke. Ms. Boswell was appointed to the audit committee on February 14, 2007 and Mr. Hueneke was appointed to the audit committee on March 1, 2007. Each member of the audit committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The board of directors has determined that Mr. Zore is an “audit committee financial expert” and “independent” as defined under the applicable rules of the Securities and Exchange Commission.

The functions of the audit committee include: (i) appointing the independent auditors for the annual audit and approving the fee arrangements with the independent auditors; (ii) monitoring the independence, qualifications, and performance of the independent auditors; (iii) reviewing the planned scope of the annual audit; (iv) reviewing the financial statements to be included in our Quarterly Reports on Form 10-Q and our Annual Report on Form 10-K, any significant adjustments proposed by the independent auditors and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (v) making a recommendation to the board of directors regarding inclusion of the audited financial statements in our Annual Report on Form 10-K; (vi) reviewing recommendations, if any, by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management; (vii) reviewing matters of disagreement, if any, between management and the independent auditors; (viii) meeting privately on a periodic basis with the independent auditors, internal audit staff and management to review the adequacy of our internal controls; (ix) monitoring our internal audit and accounting management and controls; (x) monitoring our policies and procedures regarding compliance with the Foreign Corrupt Practices Act and compliance by our employees with our Code of Business Conduct and Ethics; and (xi) monitoring any litigation involving Manpower which may have a material financial impact on Manpower or relate to matters entrusted to the audit committee. In addition, the charter of the audit committee provides that the audit committee shall review and approve all related party transactions that are material to Manpower’s financial statements or that otherwise require disclosure to Manpower’s shareholders, provided that the audit committee shall not be responsible for reviewing and approving related party transactions that are reviewed and approved by the board of directors or another committee of the board of directors. The audit committee held five meetings during 2006. The audit committee did not take action by written consent during 2006.

The executive compensation committee consists of Mr. Bouchard (Chairman), Mr. Bolland, Mr. Greenberg, Ms. Ridgway and Mr. Walter. Each member of the executive compensation committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The functions of this committee are to: (i) establish the compensation of Mr. Joerres, the president and chief executive officer of Manpower, and Mr. Van Handel, the executive vice president and chief financial officer of Manpower, subject to ratification by the board of directors; (ii) approve the compensation, based on the recommendations of the senior executive officers, of certain other senior executives of Manpower and its subsidiaries; (iii) periodically review the succession plans for our executive officers; (iv) administer Manpower’s stock option and stock purchase plans and oversee Manpower’s retirement and welfare plans; (v) administer Manpower’s corporate senior management incentive plan; and (vi) act as the compensation committee of outside directors under Section 162(m) of the Internal Revenue Code. The executive compensation committee held six meetings during 2006. The executive compensation committee did not take action by written consent during 2006.

The executive compensation committee directly retains Mercer Human Resource Consulting to advise it on executive compensation matters. Mercer reports to the chairman of the executive compensation committee, who establishes Mercer’s work agenda and determines how and to what extent Mercer interacts with management in the course of its work for the executive compensation committee. Mercer’s primary role is to provide objective analysis, advice and information and otherwise to support the executive compensation committee in the performance of its duties.

The executive compensation committee requests information and recommendations from Mercer as it deems appropriate in order to assist it in structuring and evaluating Manpower’s executive compensation programs, plans, and practices. The executive compensation committee’s decisions about the executive compensation program, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

In 2006, the executive compensation committee instructed Mercer to perform the following activities:

•

Evaluate the competitive positioning of Manpower’s base salary, annual incentive opportunity, and long-term incentive compensation for executive officers relative to the market and competitive practice;

•	Advise the executive compensation committee on base salary and equity award levels for named executive officers and, as needed, on actual compensation actions;

•	Brief the executive compensation committee on executive compensation trends among large public companies and on regulatory, legislative and other developments;

•	Evaluate the impact of Manpower’s equity plans on annual share use, run rate and total dilution;

•	Advise the executive compensation committee on the performance targets for the annual incentive plan and the performance share plan; and

•	Assist with the preparation of the Compensation Discussion and Analysis and other executive compensation disclosures to be included in this proxy statement.

Mercer may, from time to time, contact executive officers for information necessary to fulfill its assignment. With the approval of the chairman of the executive compensation committee, during 2006 Mercer worked with Manpower’s senior vice president, human resources and Manpower’s chief financial officer (and with members of their staffs) to obtain the information necessary to carry out its assignments from the committee.

The executive committee consists of Messrs. Joerres, Bouchard and Walter. This committee may exercise full authority in the management of the business and affairs of the board of directors when the board of directors is not in session, except to the extent limited by Wisconsin law, our articles of incorporation or by-laws, or as otherwise limited by the board of directors. Although the committee has very broad powers, in practice it acts only infrequently to take formal action on a specific matter when it would be impractical to call a meeting of the board of directors. The executive committee did not meet or take action by written consent during 2006.

The nominating and governance committee consists of Mr. Walter (Chairman), Mr. Bouchard, Dr. Burns, Mr. Davis, Ms. Ridgway and Mr. Zore. Mr. Bouchard was appointed to the nominating and governance committee on February 14, 2007. Each member of the nominating and governance committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The functions of this committee are to: (i) recommend nominees to stand for election at annual shareholders meetings, to fill vacancies on the board of directors and to serve on committees of the board of directors; (ii) establish procedures and assist in identifying candidates for board membership; (iii) review the qualifications of candidates for board membership; (iv) review compensation arrangements in effect for non-management members of the board of directors and recommend changes deemed appropriate; (v) establish and review, for recommendation to the board of directors, guidelines and policies on the size and composition of the board, the structure, composition and functions of the board committees, and other significant corporate governance principles and procedures; (vi) monitor compliance by the non-management directors with our Code of Business Conduct and Ethics; (vii) develop succession plans for the directors; and (viii) undertake additional activities within the scope of the primary functions of the committee as the committee or the board of directors may determine. The nominating and governance committee has from time to time engaged director search firms to assist it in identifying and evaluating potential board candidates. The nominating and governance committee met five times during 2006. The nominating and governance committee did not take action by written consent during 2006.

The nominating and governance committee will consider candidates nominated by shareholders in accordance with the procedures set forth in Manpower’s by-laws. Under Manpower’s by-laws, nominations other than those made by the board of directors or the nominating and governance committee, must be made pursuant to timely notice in proper written form to the secretary of Manpower. To be timely, a shareholder’s request to nominate a person for election to the board at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the secretary of Manpower not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

Manpower’s corporate governance guidelines state that it is the policy of the board of directors that no individual who would be age 70 or older at the time of his or her election is eligible to stand for election to the board of directors. In addition, the board of directors has adopted guidelines for selecting candidates for election to the board of directors. Under these guidelines, each director should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience which would be of value to Manpower in the performance of the duties of a director; and

•	have sufficient time available to devote to the affairs of Manpower in order to carry out the responsibilities of a director.

The nominating and governance committee will evaluate eligible shareholder-nominated candidates for election to the board of directors in accordance with these guidelines. The full text of the guidelines is attached as Appendix A to the charter of the nominating and governance committee, which is available in print or on Manpower’s web site as described above.

Manpower does not have a policy regarding board members’ attendance at the annual meeting of shareholders. All of the directors attended the 2006 annual meeting of shareholders.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth in the table below, as of February 21, 2007, are the shares of Manpower Common Stock beneficially owned by each director and nominee, each of the current and former executive officers named in the table under the heading “EXECUTIVE COMPENSATION—Summary Compensation Table,” who we refer to as the named executive officers, and all directors and executive officers of Manpower as of February 21, 2007 as a group and the shares of Manpower Common Stock that could be acquired within 60 days of February 21, 2007 by such persons.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)		Right to Acquire Common Stock(1)(2)	Percent of Class(3)
Jeffrey A. Joerres	855,791	(4)(5)	665,800	*
Michael J. Van Handel	230,400	(5)	177,250	*
Barbara J. Beck	138,314	(5)	124,527	*
Yoav Michaely	107,485	(5)	29,117	*
Jonas Prising	23,388	(5)	20,350	*
Owen J. Sullivan	60,510	(5)	45,005	*
Jean-Pierre Lemonnier	—		—	*
Marc J. Bolland	8,766		6,250	*
J. Thomas Bouchard	28,010		7,500	*
Gina R. Boswell	—		—	*
Stephanie A. Burns	13,766		11,250	*
Willie D. Davis	50,826		50,826	*
Jack M. Greenberg	10,000		10,000	*
Terry A. Hueneke	17,238	(6)	8,750	*
Rozanne L. Ridgway	39,120		38,120	*
John R. Walter	71,569		71,569	*
Edward J. Zore	84,424		74,424	*
All Directors and Executive Officers as a group (16 persons)	1,739,607		1,340,738	2.0%

(1)

Except as indicated below, all shares shown in this column are owned with sole voting and dispositive power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column. The table does not include vested shares of deferred stock held by the following directors that were issued under the 2003 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan: Mr. Bolland — 695; Mr. Bouchard — 307; Dr. Burns — 1,617; Mr. Davis — 270; Mr. Greenberg — 232; Mr. Hueneke — 1,774; Ms. Ridgway — 270; and Mr. Zore — 539. These shares of deferred stock will be settled in shares of Manpower common stock on a one-for-one basis within 30 days after the director’s termination of service as a director. The table also does not include 2,539 vested shares of deferred stock held by each of Mr. Bouchard, Mr. Davis, Mr. Greenberg, Ms. Ridgway, Mr. Walter and Mr. Zore that were issued under the 2003 Plan and the Terms and Conditions on January 1, 2006. These shares of deferred stock vested in equal quarterly installments during the year of grant and will be settled in shares of Manpower common stock on a one-for-one basis on the earlier of the date that is three years after the date of issuance or within 30 days after the termination of service as a director, except as otherwise provided in the Terms and Conditions. The table does not include 1,335 unvested shares of deferred stock held by each of Mr. Bolland, Mr. Bouchard, Dr. Burns, Mr. Davis, Mr. Greenberg, Ms. Ridgway, Mr. Walter and Mr. Zore that were issued under the 2003 Plan and the Terms and Conditions on January 1, 2007, and 1,159 shares of deferred stock held by Ms. Boswell that were issued under the 2003 Plan and the Terms and conditions on February 14, 2007. These shares of deferred stock vest in equal quarterly installments during the year of grant and will be settled in shares of Manpower common stock on a one-for-one basis on the earlier of the date that is three years after the date of issuance or within 30 days after the termination of service as a director, except as otherwise provided in the Terms and Conditions. The table also does not include 698 and 509 vested shares of deferred stock held by Dr. Burns and Mr. Zore, respectively, that were issued under the 2003 Plan and the Terms and Conditions on January 1, 2007. These shares of deferred stock will be settled in shares of Manpower common stock on a one-for-one basis on the earlier of January 1, 2010 or within 30 days after the director’s termination of service as a director, except as otherwise provided in the Terms and Conditions. Finally, the table does not include 5,000 restricted stock units held by Mr. Prising.

(2)	Common Stock that may be acquired within 60 days of the Record Date through the exercise of stock options.
(3)	No person named in the table beneficially owns more than 1% of the outstanding shares of Common Stock. The percentage is based on the column entitled Common Stock Beneficially Owned.
(4)	Includes 300 shares held by Mr. Joerres’ spouse.
(5)	Includes the following number of shares of unvested restricted stock as of the Record Date: Mr. Joerres — 130,000; Mr. Van Handel — 33,000; Ms. Beck — 10,000; Mr. Michaely —5,000; Mr. Prising — 2,500; Mr. Sullivan — 12,500; and Mr. Hueneke — 1,335. The holders of the restricted stock have sole voting power with respect to all shares held and no dispositive power with respect to all shares held.
(6)	Includes 2,500 shares pledged to secure a loan to a charitable organization.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Compensation Program Administration

The executive compensation committee of the board of directors directs the design and provides oversight of Manpower’s executive compensation programs. A discussion of the committee’s structure, roles and responsibilities and related matters can be found under the heading “Meetings and Committees of the Board.”

Executive Compensation Principles

With significant operations around the globe and more than 75 percent of its revenue coming from outside North America, Manpower must attract and retain executive talent that has the competencies and skills to operate successfully in a variety of environments and across cultures. Manpower’s executive compensation program is designed to reward those who demonstrate the ability to lead the business as evidenced by strong financial results and operational excellence. The committee believes that these attributes lead to long-term shareholder value creation. The committee’s executive compensation principles are to:

•	provide competitive compensation programs to attract and retain executive talent with the capability to lead within a global company,

•	use variable pay to reward executives for results that drive Manpower’s business strategy,

•	use equity-based incentive plans to tie a significant portion of compensation to Manpower’s long-term results and align the executives’ financial interests with those of the shareholders,

•	ensure that compensation in the aggregate is commensurate with Manpower’s results,

•	minimize paying for failure by ensuring that when executives fail to perform at acceptable standards, pay is commensurate with results,

•	ensure that the total executive compensation program is affordable, including its impact on earnings,

•	promote executive ownership of Manpower stock in order to align executives’ financial interests more closely with shareholders’ interests, and

•	be transparent so that both executives and other stakeholders understand the executive compensation program and the objectives it seeks to achieve.

These principles are implemented using various elements that give the committee the flexibility to adapt the compensation program from time to time to respond to changing needs of the business. For 2006, the committee used the following elements, the specific rationale and design of which are outlined in more detail below:

•	Base salary

•	Annual incentive award paid in cash

•	Long-term incentive awards of stock options and performance share units

•	Career shares, which are shares of restricted stock that have a long vesting schedule (typically six years)

•	Nonqualified savings plan with a defined contribution benefit

•	Financial planning services, automobile benefits and business club memberships

•	Selected benefits for expatriate executives

•	Participation in broad-based employee benefit plans

•	Other benefits required by local law or driven by local market practice

Compensation Policies and Process

In establishing and awarding executive compensation, the committee is guided by a number of policies and other factors, including the following:

External Market Practices.    In establishing compensation for the named executive officers, or NEOs, the committee regularly takes into account external market practices by looking at survey data and data from publicly traded companies. The committee uses this data to define the competitive market for Manpower NEOs by looking for positions with comparable complexity and scope of responsibility to the NEOs’ positions at Manpower.

The Competitive Market.    Manpower is substantially larger with significantly greater global operations than its U.S.-based, publicly traded staffing industry competitors, including: Administaff Inc., CDI Corporation, Gevity HR Inc., Kelly Services Inc., Kforce Inc., Labor Ready Inc., MPS Group Inc., Remedy Temp Inc., Robert Half International Inc., Spherion Corporation and Volt Info Sciences Inc. Accordingly, the committee believes that the executive positions at these companies are not comparable in scope and complexity to the NEO positions at Manpower. Therefore, while the committee reviews the compensation practices of these staffing industry competitors, it does not believe that their compensation practices provide a true indicator of the competitive market for Manpower’s NEOs. Furthermore, the committee does not review the compensation practices of its European competitors, including Adecco SA and Randstad Holding NV, because of the substantial differences in pay practices between the United States and Europe and because it does not believe that these companies present the same competition for executive talent as U.S.-based, general industry global companies.

To provide better insight into compensation levels for executives with responsibilities comparable to Manpower’s NEOs, the committee looks at the compensation practices of a group of general industry global companies that are of comparable size and complexity to Manpower. With the advice of its outside compensation consultant, the committee initially established this group six years ago, using the following criteria: revenue, percentage of revenue from global operations, operating margin, span of global business and industry. This group has been adjusted from time to time since its initial establishment. The general industry global companies included in this group for purposes of setting 2006 compensation are Halliburton Co., Tech Data Corp., Goodyear Tire & Rubber Co., Lear Corp., Amerada Hess Corp., Office Depot Inc., Whirlpool Corp., Smithfield Foods Inc., Pepsi Bottling Group Inc., Great Atlantic & Pacific Tea Co., Fluor Corp., and Cummins Inc.

Establishing Award Opportunities: Market Positioning.    The committee’s policy is to manage over time total compensation and each element of total compensation to the median of the competitive market and to provide maximum remuneration opportunities that approximate the 75th percentile of the competitive market for outstanding results, although it may be higher in certain cases. This policy is reflected in the design of the annual incentive plan and the performance share unit program. These programs are designed to provide a range of payout opportunities so that total compensation would approximate the median of the competitive market if actual results meet target results, would exceed the median where actual results were above target results and would fall below the median where actual results were below target results.

Establishing Award Opportunities: Individual Factors.    An individual NEO’s target total remuneration or any element of total remuneration in any given year may be set above or below the median of the competitive market depending on experience, tenure, results (particularly over the past year), internal equity (which means that comparably positioned executives should have comparable award opportunities), expected future contributions to Manpower’s success, the results of individual business units and Manpower as a whole, the individual’s historical compensation, any retention concerns, and the CEO’s recommendations in the case of NEOs other than the CEO. In looking at historical compensation, the committee considers the progression of salary increases over time and also considers the unvested and vested value and retention incentive inherent in outstanding equity awards. For this purpose, the committee disregards whether the executive has exercised options or sold shares so that these personal investment decisions do not skew the committee’s understanding of the aggregate award opportunity that has been provided. The committee uses the same factors in evaluating the CEO’s results and compensation as it uses for the other NEOs.

Pay for Results: Establishing Objective Goals for Results.    Manpower has a strong culture of paying for results. The first element of this policy is paying for the achievement of objective goals for results. A significant percentage of executive compensation is tied to Manpower’s annual and long-term financial results on a consolidated basis as measured by earnings per share, economic profit and operating profit margin and at the operating unit level as measured by adjusted operating unit profit; selling and administrative expenses as a percentage of gross profit; and gross profit growth. The process for setting the goals begins with the management team which establishes preliminary goals based on the financial plan and forecast for the current year, prior year’s results, strategic initiatives, industry performance and projected economic conditions in Manpower’s major geographies. At the committee’s direction, the committee’s outside compensation consultant assesses the difficulty of the goals and their implications for shareholder value creation including share price appreciation and earnings growth. In setting these goals, the committee also reviews the performance of its staffing industry competitors, recognizing that none of those companies has global operations comparable to Manpower’s and thus they face different challenges. This iterative process results in final goals presented by management to the committee at its February meeting. The discussion includes the appropriate weighting of each goal.

Pay for Results: Establishing Operating Objectives.    The second element of Manpower’s pay for results policy is paying for the achievement of operating objectives, which are typically tied to broad strategic initiatives. The process for setting these goals for the CEO and CFO begins with the CEO, who recommends the operating objectives for both himself and the CFO. The committee reviews these operating objectives in the context of Manpower’s strategic and operating plans, and subject to any further adjustments, approves them. The committee delegates to the CEO the responsibility for establishing the operating objectives for the other NEOs. Manpower believes that to disclose these operational objectives, even after the end of the year, would expose Manpower to competitive harm.

Pay for Results: Allocating Awards Among Different Forms of Compensation.    Because the NEOs are in a position to directly influence the overall results of Manpower or its operating units, Manpower’s short- and long-term incentive programs place a significant portion of the NEO’s compensation at risk by tying awards to results. The CEO has the most pay at risk, with approximately 70% of his total compensation (based on the grant date fair value of equity-based awards, but excluding benefits) at risk through results requirements in whole or in part, and approximately 90% of his total compensation at risk through results and service requirements (after taking into account career shares). This includes the annual cash incentive, stock options and performance share units. Each of the other NEOs has approximately 70% at risk through results requirements in whole or in part, and approximately 75% or more at risk through results and service requirements (after taking into account career shares). In setting each component of compensation, the committee takes into consideration the allocation of awards in the competitive market between cash and non-cash compensation and current and long-term compensation. Manpower currently uses two forms of equity for long-term incentive compensation: stock options and performance share units. The committee believes that there should be a balance between options, which generate rewards based solely on share price appreciation, and performance share units, which generate rewards based on share price appreciation and Manpower’s long-term financial results. Accordingly, the committee used a guideline in 2006 that each NEO receive a 60/40 mix of options/performance share units. Actual awards may vary somewhat from the guideline. Manpower may also use restricted stock on a selective basis.

Awarding Compensation.    The CEO provides the committee with his assessment of the results of the other NEOs, including the CFO, and his perspective on the factors described above in developing his recommendations for each NEO’s compensation, including salary adjustments and equity grant guidelines. The committee discusses each NEO in detail and the CEO’s recommendations, including how the recommendations compare against the external market data and how the compensation levels of the NEOs compare to each other’s compensation and to the CEO’s compensation. The committee then approves or modifies the CEO’s recommendations.

The CEO also provides a self-assessment to the committee and the Board of Directors each year. The committee discusses the CEO’s self-assessment as well as the committee members’ assessment of his results in executive session without the CEO present. The committee considers the factors mentioned above for the CEO in the same manner as for any other NEO. The committee develops a recommendation for the CEO’s salary, incentive plan payment and equity awards. This recommendation, along with the recommendation for the CFO, is then presented to the board of directors for discussion and approval.

Components of the Executive Compensation Program

The committee uses a range of compensation elements to provide a competitive overall compensation and benefits package that is tied to creating shareholder value, is commensurate with Manpower’s results and is aligned with Manpower’s business strategy. The committee reviews a tally sheet of all compensation, benefits and perquisites provided to the NEOs in connection with its compensation decisions. The specific rationale, design, reward process, and related information for each component of Manpower’s executive compensation program are outlined below.

Base salary.    Base salary levels for NEOs are determined based on the NEO’s position, experience and results, and competitive market data. Generally, base salary is benchmarked to the median of the relevant competitive market for that position or peer group, but each NEO may have a base salary above or below the median of the competitive market. The committee has included base salary as a component of Manpower’s executive compensation program in order to attract and retain the executive talent needed to run a complex, global business, as well as to compensate NEOs for their day-to-day efforts. It is the committee’s policy not to automatically adjust salaries of NEOs every year. The committee generally reviews the salaries of the NEOs every other year unless the scope of responsibility changes or results dictate an interim adjustment. Base salary levels affect the value of other compensation and benefit elements. Specifically, because the annual incentive is awarded as a percentage of base salary, a higher base salary will result in a higher annual incentive, assuming the same level of achievement against goals. The value of the long-term incentive awards is not determined as a multiple of base salary, and therefore an increase in base salary does not automatically result in an increase in long-term incentive award levels.

Annual incentive program.    The annual incentive program is a core component of Manpower’s pay for results philosophy. The program is closely linked to financial results of Manpower on a consolidated basis or the relevant operating unit and to Manpower’s business strategy. The program components include the award opportunity (expressed as a percentage of base salary), the measures of results (which consist of financial goals and operating objectives), and the weighting of each measure toward the NEO’s total award opportunity. To ensure the integrity of the goals and minimize the risk of unanticipated outcomes, each goal has a performance range built around it with a commensurate increase or decrease in the associated award opportunity. The range of goals for results and associated award opportunities under the incentive program are expressed as “threshold,” “target” and “outstanding.”

Award opportunities.    In February of each year, the committee establishes a threshold, target and outstanding annual incentive award opportunity for the CEO and CFO and approves the recommendation of the CEO of award opportunities for the other NEOs, expressed as a percentage of base salary. Because the CEO has a broad role with final accountability for Manpower’s global results, the committee sets the opportunities higher than for the other NEOs. For 2006, the award opportunities were as follows:

Award Opportunity as a % of Base Salary

Position	Threshold	Target	Outstanding
CEO	37.5	150	300
CFO	25	100	200
EVP Business Unit Leaders	25	75	150
EVP Global Operational Effectiveness	25	65	130

In February of the following year, the committee determines the level of results achieved. If results are below threshold, no annual incentive is paid. If results exceed outstanding, the annual incentive is capped at the outstanding award opportunity. The committee believes that having a maximum cap serves to reduce the likelihood of windfalls and makes the maximum cost of the plan predictable.

CEO and CFO 2006 Annual Incentives.    The annual incentive plan for the CEO and the CFO is the 2002 Corporate Senior Management Incentive Plan, which has two components:

Financial goals — the participant is entitled to receive an incentive for attaining earnings per share (EPS) and economic profit (EP) goals for the year.

Operational objectives — the participant is entitled to receive an incentive for achieving specified operational objectives that are tied to broad strategic initiatives.

The committee establishes EPS and EP threshold, target and outstanding goals, operating objectives, and the weighting of each goal and objective at the beginning of each fiscal year. For 2006, the CEO and CFO total annual incentive award opportunity was weighted 40% to EPS, 40% to EP and 20% to the operating objectives. This was the same weighting as in 2005 and for 2007.

2006 Goals and Objectives for the CEO and CFO.    For 2006, as in 2005 and 2007, the committee used EPS and EP as the financial measures of results for the CEO and the CFO. Manpower is in a cyclical business which is influenced by economic and labor market cycles that are outside Manpower’s control. It is important that the NEOs manage short-term results closely to be able to adjust strategy and execution in quick response to external cycle changes. EPS, defined as fully diluted earnings per share of Manpower on a consolidated basis, keeps the management team focused on producing results that align with investor expectations. Part of Manpower’s business strategy is to manage itself to produce returns in excess of its cost of capital. EP, defined as net operating profit after taxes of Manpower on a consolidated basis less a capital charge, incorporates the cost of capital into the annual incentive plan and aligns executive pay with the business strategy of Manpower. The following table shows the goals established by the committee for 2006:

Goal	Threshold	Target	Outstanding
EPS	$2.75	$3.05	$3.35
EP	$14MM	$35MM	$52MM

In establishing the operating objectives for 2006, the committee believed that it was probable that the threshold operating objectives would be achieved and it was unlikely that the outstanding operating objectives would be achieved by the CEO and CFO. Historically, the CEO and CFO have achieved their operational objectives at or above the target level, but have not achieved these objectives at the outstanding level.

Allocating awards.    Following the close of the year, the committee determines to what extent the results criteria have been achieved and, if so, the amount of the award earned. For EPS and EP, the determination is formulaic although the committee has the discretion to decrease the incentive awards if in its judgment, it is appropriate to do so. The committee did not exercise such judgment for the 2006 annual incentive. The determination of the extent to which the operating objectives have been achieved is based on both the quantitative measures associated with the operating objectives and the committee’s subjective judgment. While each operational objective has a quantitative component, there is no pre-established range. Therefore, the committee assesses the extent to which each operational objective was achieved and determines the appropriate award for the overall achievement of operational objectives.

The annual incentive is calculated based on actual results compared to the goals for results for each measure. The total annual incentive is equal to the sum of the amounts determined separately for each measure.

The annual incentive payable to Mr. Joerres as a percentage of his 2006 base salary for achieving threshold, target or outstanding results for each measure of results is as follows:

	Annual Incentive Payment as a Percentage of 2006 Base Salary
	Threshold	Target	Outstanding
EPS Goal	15%	60%	120%
EP Goal	15%	60%	120%
Operating Objectives	7.5%	30%	60%
Total	37.5%	150%	300%

The annual incentive payable to Mr. Van Handel as a percentage of his 2006 base salary for achieving threshold, target or outstanding results for each measure of results is as follows:

	Annual Incentive Payment as a Percentage of 2006 Base Salary
	Threshold	Target	Outstanding
EPS Goal	10%	40%	80%
EP Goal	10%	40%	80%
Operating Objectives	5%	20%	40%
Total	25%	100%	200%

Awards for other NEOs.    The annual incentive goals for the other NEOs are based on operating unit and/or consolidated financial results and operating objectives. The operating objectives for each of the NEOs are recommended to the committee by the CEO each year and are typically tied to broad strategic initiatives. The weighting of each of the goals is recommended by the CEO and approved by the committee. The EPS and EP goals are the same as set forth above for the CEO and CFO. Business unit financial results goals include:

•	Adjusted Operating Unit Profit (AOUP) which is defined as operating unit profit less a capital charge for outstanding accounts receivable.

•	Gross profit divided by personnel costs for a business unit, with personnel costs defined as including salaries, annual incentives, payroll taxes and fringe benefits.

•	Selling and administrative expenses as a percentage of gross profit.

•	Gross profit growth.

Goal	Threshold	Target	Outstanding
EPS	$2.75	$3.05	$3.35
EP	$14MM	$35MM	$52MM
AOUP	*	*	*
Gross Profit/Personnel Costs	*	*	*
S&A/Gross Profit	*	*	*
Gross Profit Growth	*	*	*

Manpower believes that to disclose the AOUP, Gross Profit/Personnel Costs, S&A/Gross Profit and Gross Profit Growth goals and the operating objectives for the NEOs, even after the end of the year, would expose Manpower to competitive harm. In establishing the business unit financial goals and operating objectives for 2006, the committee believed that it was probable that the threshold operating objectives would be achieved and it was unlikely that the outstanding operating objectives would be achieved by the NEOs. Historically, the NEOs have achieved their operational objectives at or above the target level, but have not achieved these objectives at the outstanding level.

The annual incentive is calculated based on actual results compared to the goals for results for each measure. The total annual incentive is equal to the sum of the amounts determined separately for each measure.

The annual incentive payable to each of the NEOs as a percentage of their 2006 base salary for achieving threshold, target or outstanding results for each measure of results is as follows:

Yoav Michaely

	Annual Incentive Payment as a Percentage of 2006 Base Salary
	Threshold	Target	Outstanding
AOUP Goal	—	—	—
Gross Profit/Personnel Costs	—	—	—
S&A/Gross Profit	—	—	—
Gross Profit Growth	—	—	—
EPS Goal	6.25%	16.25%	32.5%
EP Goal	6.25%	16.25%	32.5%
Operating Objectives	12.5%	32.5%	65%
Total	25%	65%	130%

Barbara J. Beck

	Annual Incentive Payment as a Percentage of 2006 Base Salary
	Threshold	Target	Outstanding
AOUP Goal	10%	30%	60%
Gross Profit/Personnel Costs	5%	15%	30%
S&A/Gross Profit	—	—	—
Gross Profit Growth	—	—	—
EPS Goal	5%	15%	30%
EP Goal	—	—	—
Operating Objectives	5%	15%	30%
Total	25%	75%	150%

Owen J. Sullivan

	Annual Incentive Payment as a Percentage of 2006 Base Salary
	Threshold	Target	Outstanding
AOUP Goal	15%	45%	90%
Gross Profit/Personnel Costs	—	—	—
S&A/Gross Profit	—	—	—
Gross Profit Growth	—	—	—
EPS Goal	5%	15%	30%
EP Goal	—	—	—
Operating Objectives	5%	15%	30%
Total	25%	75%	150%

Jonas Prising

	Annual Incentive Payment as a Percentage of 2006 Base Salary
	Threshold	Target	Outstanding
AOUP Goal	10%	30%	60%
Gross Profit/Personnel Costs	—	—	—
S&A/Gross Profit	2.5%	7.5%	15%
Gross Profit Growth	2.5%	7.5%	15%
EPS Goal	5%	15%	30%
EP Goal	—	—	—
Operating Objectives	5%	15%	30%
Total	25%	75%	150%

Long-term incentives.    The committee uses equity-based awards to focus NEOs on long-term results and to align the NEOs’ financial interests with those of shareholders. Over time, the committee has granted the NEOs both stock options and restricted stock awards (which vest over time). In 2005, the committee decided to increase the link between Manpower’s results and equity awards. To that end, the 2003 Equity Incentive Plan was amended in 2005 to give the committee the flexibility to award performance share units, restricted stock units and restricted stock that vest based on achievement of pre-determined goals and qualify as “performance-based” as required to obtain a tax deduction under Section 162(m) of the Internal Revenue Code.

In 2006, the committee instituted a performance share unit strategy, combined with stock options. The committee’s rationale for making this change was to align the executive compensation program more strongly with results and with evolving market practices. The committee retained stock options to continue the focus on shareholder returns. The performance share units focus the NEOs on an important driver of long-term shareholder value: improved operating profit margin. Equity-based awards for NEOs are generally made annually and are based on the NEO’s position, experience and results, prior equity-based compensation awards, and competitive equity-based compensation levels. For the NEOs in 2006, approximately 60% of their long-term incentive value is delivered in stock options and 40% delivered in performance share units.

Stock options.    Stock options are issued with an exercise price at 100% of the grant date fair market value to assure that NEOs and other optionees will receive a benefit only when the stock price increases. Options granted in 2006 vest 25% a year over four years, and, if not exercised, expire in ten years (or earlier in the case of termination of employment). The committee determines the terms and conditions of stock options grants taking into account market practices and the objectives of the compensation program. For example, the committee has used different vesting patterns for the NEO grants in prior years and always takes into account the future vesting of previous grants when it makes annual or ongoing awards. Retaining key talent was an important objective for the committee in 2006 in considering the level of stock option awards and the vesting schedule.

Performance Share Units.    Manpower grants performance share units to focus NEOs on long-term shareholder value creation. The performance measure used for grants made in 2006 was operating profit margin percentage. Operating profit margin percentage is Manpower’s annual operating profit divided by revenues from services. Results are measured by calculating the average of the operating profit margin percentage for each year during the three-year performance period.

The following table shows the goals established by the committee in 2006 for the 2006-2008 performance period:

	Threshold	Target	Maximum
Operating Profit Margin Percentage	2.77%	2.9%	3.17%

At the beginning of each performance measurement period, the committee establishes threshold, target and outstanding award opportunities for each NEO. In setting the award opportunities, the committee takes into consideration the amount of equity-based compensation awarded in the competitive market, individual factors and its guideline for 2006 that each NEO receive a 60/40 mix of options and performance share units.

To the extent the goal is met, the units are settled in shares of Manpower stock, one share for each unit earned. No shares are issued until after the end of the three-year period, and accordingly no dividends are earned on performance share units during the performance period. A participant earns none of the performance share units if Manpower’s results are below the threshold. The performance goals and the potential number of shares are determined at the beginning of the three year period. The range of shares that can be earned is reported in the Grants of Plan-Based Awards Table that follows this discussion.

Equity award granting practices.    Equity awards to NEOs are usually approved by the committee at its regularly scheduled meeting in February of each fiscal year. The CEO determines the individual grants for all other eligible employees and presents the committee with a total number of shares to be awarded by geography. The grant date of such awards is the date the committee approves such grants. The committee may make grants at other times during the year as it deems appropriate.

The board must approve grants to the CEO and the CFO, and it is Manpower’s practice to have the board also approve all equity grants to the other NEOs and certain other executives. The grant date is the date of such approval.

Manpower has historically set the exercise price for stock options at the closing price on the date preceding the grant date. In light of the new disclosure rules promulgated earlier this year by the Securities and Exchange Commission, Manpower has amended the 2003 Equity Incentive Plan to provide that the exercise price of options will be the closing price on the date of grant. This amendment did not affect any grants to NEOs made in 2006.

Retirement and Deferred Compensation Benefits

Career shares.    The committee selectively uses restricted stock with six-year cliff vesting (that is, no shares vest until six years from the grant date) to provide retention incentives. The committee considers each year whether to make any such grants, to whom to make such grants and the size of such grants. The committee determines the size of the grant by taking into account the intended allocation between short-term and long-term compensation and between performance-based compensation and retention incentives relative to total compensation. In 2006, career shares were granted only to the CEO, CFO and one of the other NEOs. Dividends are paid on the career shares.

Defined benefit pension plan.    Manpower maintained a tax-qualified defined benefit pension plan for its U.S. employees, which was frozen as of February 29, 2000. Although no further benefits are being earned under that plan, three of the NEOs are entitled to their frozen benefits upon retirement. Details about the benefits are described in the narrative accompanying the Pension Benefits Table. The only non-U.S. employee covered by a pension scheme was Mr. Lemonnier whose employment terminated during the fiscal year. His benefits are discussed in the narrative accompanying the tables.

Nonqualified deferred compensation plans.    Manpower maintained a Performance-Based Deferred Compensation Plan for designated executives of Manpower, including the CEO, CFO and three other NEOs, which was frozen as of January 1, 2006. Although no further awards will be granted under the plan, the awards previously granted under the plan will continue to vest and will be distributed in accordance with the plan. The benefits under the Performance-Based Deferred Compensation Plan are disclosed in the Nonqualifed Deferred Compensation Table and discussed in detail in the narrative accompanying the table.

Manpower maintains tax-qualified 401(k) plans for its U.S. employees. For compliance reasons, once an executive is deemed to be “highly compensated” within the meaning of Section 414(q) of the Internal Revenue Code, the executive is no longer eligible to participate in Manpower’s 401(k) plans. Manpower maintains a separate non-qualified savings plan for eligible executives, providing comparable benefits to those provided to 401(k) plan participants, including compensation deferrals and matching and profit-sharing contributions.

Other benefits.    NEOs participate in the health and dental coverage, company-paid term life insurance, disability insurance, paid time off, and paid holidays programs applicable to other employees in their locality. These rewards are designed to be competitive with overall market practices and are in place to attract and retain the talent needed in the business.

Manpower sponsors an employee stock purchase plan allowing employees to purchase common stock at a discount. The plan is broad-based and available to all U.S. employees, including qualifying temporary employees, and employees in certain other countries.

Manpower has contracted with a third-party vendor to provide U.S.-based NEOs with financial planning assistance. In addition, Manpower provides memberships in several clubs for business entertaining. To the extent NEOs use these clubs for personal entertaining, they are required to reimburse Manpower. Manpower also maintains a broad-based auto program that covers approximately 130 management employees in the United States, including the U.S.-based NEOs. Pursuant to this program, Manpower pays 75% of the cost of a leased car for the NEOs other than Mr. Sullivan and Ms. Beck. Pursuant to this program, Manpower pays 100% of the cost of a leased car for Mr. Sullivan. In connection with her assignment to the UK, Ms. Beck participates in an auto program in the UK under which she receives a monthly stipend for the cost of a leased car.

The committee adopted these programs to provide NEOs with competitive benefits that are comparable to those in the relevant market.

Compensation and Severance Arrangements

Manpower has entered into compensation and severance agreements (which include change in control benefits) with each of the CEO and other NEOs. The committee believes that such agreements benefit Manpower by clarifying the terms of employment and by protecting Manpower’s business through noncompetition, nonsolicitation and nondisclosure provisions. The committee believes that severance and change in control policies are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a competitive market. Furthermore, the committee believes that change in control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent would leave the organization before a transaction closes. This outcome can reduce the value of the organization to a buyer or to the shareholders if a transaction fails to close.

The severance agreements provide benefits to the CEOs and the NEOs in the event of certain terminations, such as involuntary terminations not for “cause” or voluntary terminations where the NEO has “good reason.” The amount of the benefits under the agreements is enhanced if the termination is associated with a change in control. However, there must be a termination of the NEO’s employment in order for the NEO to receive the enhanced benefits upon a change in control.

The committee has chosen these events as triggering a payment because they involve an involuntary termination or constructive termination that did not arise from a failure to perform or misconduct and that, in the absence of the agreement, could result in the loss of substantial benefits that the NEO would otherwise have earned. Furthermore, the committee recognizes that even in a competitive market for executive talent, the number of comparable positions at comparable companies is limited and finding a replacement position following an involuntary termination may take a substantial amount of time.

The committee believes it is appropriate to have such agreements provided the agreements are subject to renewal and accordingly, each of the severance agreements expires after a limited term. The committee periodically reviews the benefits provided under the agreements to ensure that they serve Manpower’s interests in retaining key executives, are consistent with market practice and are reasonable.

Additional executive compensation policies

Stock ownership guidelines.    The committee believes that NEOs and other senior executives should hold a meaningful stake in Manpower to align their economic interests with those of the shareholders. To that end, the committee adopted stock ownership guidelines in 2002, which were updated in 2005 generally to increase the multiple for the NEOs and other senior executives and to exclude unvested restricted stock in determining whether targeted ownership levels have been met. The stock ownership guidelines target stock ownership equal in value to five times base salary for the CEO, three times base salary for the CFO and two times base salary for all other NEOs who report directly to the CEO. The targeted ownership levels are based on the stock price and base salary in effect on December 31, 2005. The committee has set a goal of five years for these senior executives to attain the targeted ownership levels. In determining whether targeted ownership levels have been met, the committee will not take into account unvested restricted stock or unvested stock options. The committee intends to revisit these stock ownership guidelines from time to time. The committee has not adopted requirements that senior executives hold shares beyond meeting the ownership guidelines. As indicated in the following table, as of December 31, 2006, each of the CEO and NEOs had met these guidelines.

NEO	Target as a multiple of salary	Target value($)	Shares held as of December 31, 2006(#)	Value of shares held as of December 31, 2006($)	Status as of December 31, 2006
Mr. Joerres	5	5,000,000	586,852	43,972,844	Target met
Mr. Van Handel	3	1,500,000	191,350	14,337,856	Target met
Mr. Michaely	2	860,000	77,366	5,797,028	Target met
Ms. Beck	2	800,000	95,965	7,190,657	Target met
Mr. Sullivan	2	800,000	29,011	2,173,791	Target met
Mr. Prising	2	700,000	12,125	908,499	Target met

Manpower has also adopted a policy to prohibit designated individuals, including the NEOs, from engaging in short-selling of Manpower securities and buying and selling puts and calls on Manpower securities without advance approval. To date, no designated individual has requested approval to engage in such a transaction.

Diversification.    While the committee expects senior executives to own a significant stake in Manpower, it also believes that senior executives should be able to plan for their own financial security, including diversifying their investment portfolio. The committee supports the use of 10b5-1 plans by senior executives wishing to diversify to facilitate the planned exercise of options and the sale of shares. These plans enable a senior executive to sell shares through a broker without the senior executive’s direct involvement in such sales such that such sales are not subject to his or her access to material non-public information. To date, only the CEO has implemented such a plan. Manpower filed a Form 8-K describing the plan on May 26, 2006.

Expatriate policies.    Manpower’s executive development strategy includes providing its executives the opportunity to acquire management experience outside their home country. This is essential to developing executives who can lead within a global company. To facilitate this strategy and to induce the executives to make such a change, Manpower provides expatriate benefits which eliminate any tax disadvantages caused by a relocation and compensate them for the disruption it causes to them and to their families.

Ms. Beck has certain benefits in connection with her assignment to lead EMEA, based in the United Kingdom. The assignment agreement was effective January 1, 2006 and has a term of approximately three years, but may be terminated under certain circumstances. The assignment agreement provides for benefits related to Ms. Beck’s relocation, including eligibility to participate in an automobile program, payment or reimbursement for housing, tuition, tax preparation, moving and return visit expenses, and tax equalization and tax gross up payments.

Mr. Prising has similar benefits associated with his assignment to the United States to lead Manpower’s North American operations.

Other Material Tax and Accounting Implications of the Executive Compensation Program

Tax Implications for Manpower.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to the corporation’s chief executive officer and four other most highly compensated executive officers in service as of the end of any fiscal year. However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Where necessary for covered executives, the committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. Specifically, the committee has taken steps to qualify the stock option awards, performance share unit awards and the objective components of awards it makes under the 2002 Corporate Senior Management Incentive Plan as performance-based compensation for this purpose. However, the committee may implement compensation arrangements that do not satisfy these requirements for deductibility if it determines that such arrangements are appropriate under the circumstances. In addition, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, the committee cannot assure that compensation intended by the committee to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Tax Implications for NEOs.    The committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code. For example, Section 409A imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The committee has structured the elements of Manpower’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs. Section 280G and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change of control and results in the loss of the compensation deduction for such payments by the executive’s employer. The committee has structured the change of control payments under its severance agreements with the CEO and CFO to include a gross up for excise taxes imposed under Section 280G in order to preserve the after-tax value of those payments for those executives.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Jeffrey A. Joerres	2006	1,000,000		0		2,653,670		1,633,175		3,000,000	0	90,706	8,377,551
CEO
Michael J. Van Handel,	2006	500,000		0		932,522		628,668		1,000,000	0	52,277	3,113,467
CFO
Jean-Pierre Lemonnier	2006	450,039	(6)	0		32,758	(7)	72,310	(7)	0	0	1,780,527	2,335,634
Former EVP and MD, French Operations(5)
Yoav Michaely	2006	430,000		0		314,619		445,230		447,200	0	217,527	1,854,576
EVP, Global Operational Effectiveness(8)
Barbara J. Beck	2006	420,000		0		427,157		489,314		566,100	0	451,592	2,354,163
EVP and President, EMEA(9)
Owen J. Sullivan	2006	400,000		100,000	(10)	427,157		342,720		240,000	0	55,609	1,565,486
EVP and CEO, Right Management and Jefferson Wells
Jonas Prising	2006	350,000		0		284,308		132,132		459,892	0	156,027	1,382,359
EVP and President, US and Canadian Operations

(1)

The value of stock awards in this table includes (i) the dollar amount recognized by Manpower for financial statement reporting purposes in 2006 for performance share units and career shares granted in February 2006 and (ii) the dollar amount that would have been recognized by Manpower for financial statement reporting purposes in 2006 for past awards of restricted stock and career shares that were unvested during all or a portion of 2006. For each NEO, the amount of expense recognized was made up of:

For the CEO, $260,427 attributable to the restricted stock granted to him in 2003, $220,250 attributable to the restricted stock granted to him in 2004, $665,398 attributable to the career shares granted to him in 2005, $270,928 attributable to the career shares granted to him in 2006 and $1,236,667 attributable to the performance share units granted to him in 2006.

For the CFO, $100,450 attributable to the restricted stock granted to him in 2003, $82,595 attributable to the restricted stock granted to him in 2004, $177,450 attributable to the career shares granted to him in 2005, $46,445 attributable to the career shares granted to him in 2006 and $525,583 attributable to the performance share units granted to him in 2006.

For Mr. Lemonnier, $32,578 attributable to the restricted stock granted to him in 2004.

For Mr. Michaely, $44,040 attributable to the restricted stock granted to him in 2004, $38,704 attributable to the career shares granted to him in 2006 and $231,875 attributable to the performance share units granted to him in 2006.

For Ms. Beck, $44,040 attributable to the restricted stock granted to her in 2004, $73,950 attributable to the restricted stock granted to her 2005 and $309,167 attributable to the performance share units granted to her in 2006.

For Mr. Sullivan. $44,040 attributable to the restricted stock granted to him in 2004, $73,950 attributable to the restricted stock granted to him in 2005 and $309,167 attributable to the performance share units granted to him in 2006.

For Mr. Prising, $36,975 attributable to the restricted stock units granted to him in 2005 and $247,333 attributable to the performance share units granted to him in 2006.

(2)	The value of options in this table includes (i) the dollar amount recognized by Manpower for financial statement reporting purposes in accordance with FAS 123R in 2006 for stock options granted in February 2006 and (ii) the dollar amount recognized by Manpower for financial statement reporting purposes in 2006 under the modified prospective transition method in accordance with FAS 123R for past award of stock options that were unvested during all or a portion of 2006. For a discussion of valuation assumptions, see Note 3 to Manpower’s Consolidated Financial Statements included in Manpower’s Form 10-K for the year ended December 31, 2006. For each NEO, the amount of expense recognized was made up of:

For the CEO, $509,662 attributable to the stock option granted to him in 2002, $56,191 attributable to the stock option granted to him in 2004, $553,875 attributable to the stock option granted to him in 2005 and $513,447 attributable to the stock option granted to him in 2006.

For the CFO, $244,638 attributable to the stock option granted to him in 2002, $21,674 attributable to the stock option granted to him in 2004, $184,625 attributable to the stock option granted to him in 2005, and $177,732 attributable to the stock option granted to him in 2006.

For Mr. Lemonnier, $28,688 attributable to the stock option granted to him in 2002, $5,442 attributable to the stock option granted to him in 2003, $25,034 attributable to the stock option granted to him in 2004, and $13,145 attributable to the stock option granted to him in 2005.

For Mr. Michaely, $5,968 attributable to the stock option granted to him in 2002, $41,257 attributable to the stock option granted to him in 2003, $68,325 attributable to the stock option granted to him in 2004, $155,661 attributable to the stock option granted to him in 2005, and $174,019 attributable to the stock option granted to him in 2006.

For Ms. Beck, $29,002 attributable to the stock option granted to her in 2002, $40,575 attributable to the stock option granted to her in 2003, $68,325 attributable to the stock option granted to her in 2004, $152,958 attributable to the stock option granted to her in 2005, and $198,454 attributable to the stock option granted to her in 2006.

For Mr. Sullivan, $78,400 attributable to the stock option granted to him in 2003, $43,400 attributable to the stock option granted to him in 2004, $118,116 attributable to the stock option granted to him in 2005, and $102,804 attributable to the stock option granted to him in 2006.

For Mr. Prising, $1,592 attributable to the stock option granted to him in 2002, $9,468 attributable to the stock option granted to him in 2003, $25,956 attributable to the stock option granted to him in 2004, $16,098 attributable to the stock option granted to him in 2005, and $79,018 attributable to the stock option granted to him in 2006.

(3)	In 2006, there was a decrease in the actuarial present value of certain of the NEOs benefits under Manpower’s U.S. pension plans, described in the Pension Benefits Table. The exact amount of the decrease for Mr. Joerres was $386, for Mr. Van Handel was $359 and for Mr. Michaely was $30. Although the amount of benefits for each NEO under the U.S. pension plans was frozen in 2000, the change in actuarial value is due to the change in actuarial assumptions from year to year, as calculated under the rules governing plan financial reporting for the U.S. pension plans.

(4)	These amounts are described in further detail in the All Other Compensation Table.

(5)	Mr. Lemonnier’s salary and profit sharing contribution in Euro have been translated at an exchange rate of .895 (in U.S. Dollars), which was the exchange rate in effect at the time Mr. Lemonnier was appointed an executive officer of Manpower. Mr. Lemonnier left Manpower on June 30, 2006. For purposes of French labor law, the effective date of his termination of employment was October 3, 2006. As reported in Manpower’s 8-K filed on August 3, 2006, Manpower France entered into an agreement with Mr. Lemonnier on July 28, 2006 in connection with the termination of his employment. Under the agreement, Manpower France agreed to pay Mr. Lemonnier a settlement payment which included accrued vacation pay and compensation in lieu of notice. To the extent the settlement payment relates to accrued vacation pay and compensation in lieu of notice, it has been included in the salary column here as such amounts are required to be paid as salary in accordance with French law. Based on the exchange rate of 1.2748 (in U.S. Dollars) as of July 28, 2006, Mr. Lemonnier received $641,017 as salary and his profit sharing contribution was $869.

(6)	The amounts reported as salary to Mr. Lemonnier in this column include amounts that are characterized as salary for French law purposes (pay in lieu of notice and accrued vacation) paid to Mr. Lemonnier in connection with the termination of his employment, as described in the All Other Compensation Table.

(7)	In connection with the termination of his employment, Mr. Lemonnier forfeited 4,500 shares of restricted stock, 10,000 performances share units, and 71,430 unvested stock options.

(8)	A portion of Mr. Michaely’s salary was paid in Pounds Sterling through July 31, 2006, and certain amounts included in the all other compensation column were paid in Pounds Sterling through December 31, 2006. These amounts have been translated at an exchange rate of 1.43 (in U.S. Dollars), which was the exchange rate in effect at the time Mr. Michaely was appointed an executive officer of Manpower. Based on the exchange rate of 1.8685 (in U.S. Dollars) as of July 31, 2006, Mr. Michaely’s salary was $506,917 and based on the exchange rate of 1.9586 (in U.S. Dollars) as of December 31, 2006, Mr. Michaely’s other compensation was $284,492. Mr. Michaely left Manpower on February 28, 2007.

(9)	Represents Ms. Beck’s salary and certain amounts included in the all other compensation column in Pounds Sterling translated at an exchange rate of 1.7188 (in U.S. Dollars), which was the exchange rate in effect on January 1, 2006, the conversion rate at which her 2006 salary was paid. Based on the exchange rate of 1.9586 (in U.S. Dollars) as of December 31, 2006, Ms. Beck’s salary was $478,597 and other compensation was $498,616. Ms. Beck’s bonus for 2006 will be paid to her at the exchange rate of 1.9586 (in U.S. Dollars) as of December 31, 2006.

(10)	In recognition of his contribution and results in key strategic initiatives in global sales during 2006, Mr. Sullivan received a one-time bonus for 2006, in addition to his annual incentive.

All Other Compensation in 2006

Name & Principal Position	Perquisites & Other Personal Benefits(1)		Tax Reimbursements(2)		Payments/ Accruals on Termination Plans		Company Contributions to Defined Contribution Plans(3)
Jeffrey A. Joerres	28,784		1,961		0		59,961
CEO
Michael J. Van Handel	20,866		1,149		0		30,262
CFO
Jean-Pierre Lemonnier	0		0		1,779,917	(4)	610	(5)
Former EVP and MD, French Operations
Yoav Michaely	127,849	(6)	84,534	(7)	0		5,144
EVP, Global Operational Effectiveness
Barbara J. Beck	439,417	(8)	186		0		11,989
EVP and President, EMEA
Owen J. Sullivan,	34,184		656		0		20,769
EVP and CEO, Right Management and Jefferson Wells
Jonas Prising	100,394	(9)	45,739	(10)	0		9,894
EVP and President, US and Canadian Operations

(1)	Except as otherwise indicated, these amounts include the value attributable to each executive’s participation in Manpower’s company car program, auto insurance, imputed interest on life insurance premiums and/or the value of financial services paid for by Manpower.

(2)	Except as otherwise indicated, these amounts reflect the amount of FICA tax gross up that the CEO and other NEOs received in connection with taxable fringe benefits and Manpower contributions to the Nonqualified Savings Plan on the executives’ behalf.

(3)	Except for Mr. Lemonnier, these contributions were made by Manpower on behalf of the CEO and other NEOs under the terms of the Nonqualified Savings Plan. Further information regarding the Nonqualified Savings Plan can be found in the Nonqualified Deferred Compensation Table and accompanying narrative.

(4)	As reported in Manpower’s 8-K filed on August 3, 2006, Manpower France entered into an agreement with Mr. Lemonnier on July 28, 2006 in connection with the termination of his employment. Under the agreement, Manpower France agreed to pay Mr. Lemonnier a settlement payment which included accrued vacation pay, compensation in lieu of notice, as well as consideration for Mr. Lemonnier’s renunciation of all claims he may have against Manpower France related to the termination of his employment. To the extent the settlement payment relates to accrued vacation pay and compensation in lieu of notice, it has been included in the salary column in the Summary Compensation Table, as such amounts are required to be paid as salary in accordance with French law. The remainder of the settlement payment is disclosed here. This amount in Euro has been translated at an exchange rate of 1.2748 (in U.S. Dollars) as of July 28, 2006, the date of the settlement agreement.

(5)	These contributions were made by Manpower on behalf of Mr. Lemonnier under the terms of Manpower’s France’s profit sharing plan. Further information regarding the French profit sharing plan can be found in the Nonqualified Deferred Compensation Table. Mr Lemonnier’s profit sharing contribution in Euro has been translated at an exchange rate of .895 (in U.S. Dollars), which was the exchange rate in effect at the time Mr. Lemonnier was appointed an executive officer of Manpower. Based on the exchange rate of 1.2748 (in U.S. Dollars) as of July 28, 2006, Mr. Lemonnier’s profit sharing contribution was $869.

(6)	In addition to the amounts described above in footnote # 1, a portion of this value is attributable to certain overseas living expenses paid to Mr. Michaely in connection with his assignment to the United Kingdom for the first half of 2006 and relocation expenses paid by Manpower in connection with Mr. Michaely’s relocation to the United States. Amounts paid in Pounds Sterling in this column have been translated at an exchange rate of 1.43 (in U.S. Dollars), which was the exchange rate in effect at the time Mr. Michaely was appointed an executive officer of Manpower. These included tuition payments for his children ($22,601), financial planning and tax services related to his overseas assignment ($48,434) and relocation expenses to the United States ($32,023). Based on the exchange rate of 1.9586 (in U.S. Dollars) as of December 31, 2006, the total amount of benefits in this column was $165,945. Specific conversions of the amounts mentioned above paid in Pounds Sterling included tuition payments of $30,956, financial planning and tax services of $66,338 and relocation expenses of $43,861.

(7)	In addition to the amounts described above in footnote # 2, a portion of this value is attributable to a tax gross up made to Mr. Michaely in connection with his relocation expenses, as well as for tax gross ups paid to Mr. Michaely in Pounds Sterling for taxes on his overseas living expenses in the United Kingdom. Amounts paid in Pounds Sterling in this column have been translated at an exchange rate of 1.43 (in U.S. Dollars), which was the exchange rate in effect at the time Mr. Michaely was appointed an executive officer of Manpower. These included tax gross ups for 2005 housing costs ($39,265) and tax gross ups for other expenses related to his overseas assignment ($38,833). Based on the exchange rate of 1.9586 (in U.S. Dollars) as of December 31, 2006, the total amount of benefits in this column was $113,403. Specific conversions of the amounts mentioned above at that rate included a tax gross up on housing costs of $53,779 and tax gross ups on other expenses related to his overseas assignment of $53,188.

(8)	In addition to the amounts described above in footnote # 2, included in this amount are certain overseas living expenses paid to Ms. Beck in connection with her assignment to the United Kingdom. Amounts paid in Pounds Sterling in this column have been translated at an exchange rate of 1.7188 (in U.S. Dollars), which was the exchange rate in effect on January 1, 2006, the conversion rate at which her 2006 salary was paid. These included housing costs ($29,292 for rental payments made in the first half of 2006 and then a $252,664 pre-payment of rental expenses for a two-year lease on a rental property in August of 2006), property taxes, other housing benefits, health insurance and income protection, a car allowance of $23,266, expenses for home and mobile phones, relocation expense ($24,324), tuition payments for her children ($53,523) and airfare for one return trip for her family members to the United States. Based on the exchange rate of 1.9586 (in U.S. Dollars) as of December 31, 2006, the total amount of benefits reflected in this column was $498,616. Specific conversions of the amounts mentioned above paid in Pounds Sterling included housing costs ($33,378 for rental payments made in the first half of 2006 and then a $287,915 pre-payment as described above), a car allowance of $26,512, relocation expenses of $27,718 and tuition payments of $60,991.

(9)	In addition to the amounts described above in footnote # 1, included in this amount are housing costs of $63,978 and tuition payments for schooling. These benefits are paid to Mr. Prising in connection with his assignment to the United States.

(10)	In addition to the amounts described above in footnote # 2, a portion of this value is attributable to a gross up payment for taxes on tuition payments and housing costs, paid to Mr. Prising in connection with his assignment to the United States.

Grants of Plan-Based Awards in 2006

Name & Principal Position	Plan Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (4) (#)	Exercise or Base Price of Option Awards (5) ($/Sh)	Closing Price on Option Award Grant Date (5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey A. Joerres CEO	2002 Corporate Senior Management Incentive Plan	—	375,000	1,500,000	3,000,000	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/14/2006	—	—	—	10,000	40,000	70,000					2,120,000
									35,000				1,855,000
										130,000	$52.78	$53.00	2,342,600
Michael J. Van Handel CFO	2002 Corporate Senior Management Incentive Plan	—	125,000	500,000	1,000,000	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/14/2006	—	—	—	4,250	17,000	29,750					901,000
									6,000				318,000
										45,000	$52.78	$53.00	810,900
Jean-Pierre Lemonnier Former EVP and MD, French Operations(7)	Annual Incentive Plan	—	126,815	380,447	760,894	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/14/2006	—	—	—	2,500	10,000	17,500					530,000
									0				0
										26,397	$52.78	$53.00	475,674
Yoav Michaely EVP, Global Operational Effectiveness	Annual Incentive Plan	—	107,500	279,500	559,000	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/14/2006	—	—	—	1,875	7,500	13,125					397,500
									5,000				265,000
										44,047	$52.78	$53.00	793,727
Barbara J. Beck EVP and President, EMEA	Annual Incentive Plan	—	105,000	315,000	630,000	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/14/2006	—	—	—	2,500	10,000	17,500					530,000
									0				0
										50,231	$52.78	$53.00	905,163
Owen J. Sullivan EVP and CEO, Right Management and Jefferson Wells	Annual Incentive Plan	—	100,000	300,000	600,000	—	—	—	—	—	—	—
	2003 Equity Incentive Plan	2/14/2006	—	—	—	2,500	10,000	17,500					530,000
									0				0
										26,020	$52.78	$53.00	468,880
Jonas Prising EVP and President, US and Canadian Operations	Annual Incentive Plan	—	87,500	262,500	525,000	—	—	—	—
	2003 Equity Incentive Plan	2/14/2006	—	—	—	2,000	8,000	14,000					424,000
									0				0
										20,000	$52.78	$53.00	360,400

(1)	These amounts represent the 2006 incentive amounts established under the 2002 Corporate Senior Management Incentive Plan for the CEO and CFO, as well as the 2006 annual incentives for each of the NEOs. Further detail regarding the components of the 2006 annual incentives for each of the executives can be found in the Compensation Discussion and Analysis.

(2)	These amounts represent the number of Performance Share Units granted in February 2006 for the three-year performance period from 2006-2008. Further detail regarding the terms of these grants can be found in the Compensation Discussion and Analysis.

(3)	These amounts represent the number of career shares granted in February 2006. Further detail regarding the terms of these grants can be found in the Compensation Discussion and Analysis.

(4)	These amounts represent the number of stock options that were granted in February 2006. Further detail regarding the terms of these grants can be found in the Compensation Discussion and Analysis.

(5)	In accordance with the terms of the 2003 Equity Incentive Plan, the exercise price of stock options is equal to the closing price of Manpower’s common stock on the day prior to the date of grant. Effective December 12, 2006, Manpower amended the 2003 Equity Incentive Plan to provide that the exercise price of stock options granted on or after such date will be equal to the closing price of Manpower’s common stock on the day of grant.

(6)	The grant date value of stock or option awards granted in 2006 and reported in this column has been computed in accordance with FAS 123R.

(7)	Mr. Lemonnier left Manpower in June 2006. While Mr. Lemonnier did receive grants of plan-based awards in 2006 prior to his termination, because he did not fulfill the necessary conditions of service applicable to any of the awards disclosed in this table, he did not receive any of the awards.

Outstanding Equity Awards at December 31, 2006

Name & Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested($)(2)
Jeffrey A. Joerres	5,000	—		—	33.00	12/16/2007	—	—		—		—
CEO	25,000	—		—	23.56	04/26/2009	—	—		—		—
	100,000	—		—	21.94	07/20/2009	—	—		—		—
	65,500	—		—	33.69	02/14/2010	—	—		—		—
	65,300	—		—	31.78	03/12/2011	—	—		—		—
	250,000	—		—	33.96	02/19/2012	—	—		—		—
	17,500	17,500	(5)	—	31.16	02/18/2013	—	—		—		—
	—	50,000	(6)	—	44.08	02/18/2014	—	—		—		—
	—	150,000	(7)	—	44.37	02/16/2015	—	—		—		—
	—	130,000	(8)	—	52.78	02/14/2016	—	—		—		—
	—	—		—	—	—	17,500	1,311,275	(9)	—		—
	—	—		—	—	—	10,000	749,300	(9)	—		—
	—	—		—	—	—	22,500	1,685,925	(10)	—		—
	—	—		—	—	—	45,000	3,371,850	(11)	—		—
	—	—		—	—	—	35,000	2,622,550	(12)	—		—
	—	—		—	—	—	—	—		40,000	(13)	2,997,200
Michael J. Van Handel	15,000	—		—	34.50	11/08/2009	—	—		—		—
CFO	15,500	—		—	33.69	02/14/2010	—	—		—		—
	15,950	—		—	31.78	03/12/2011	—	—		—		—
	120,000	—		—	33.96	02/19/2012	—	—		—		—
	6,750	6,750	(5)	—	31.16	02/18/2013	—	—		—		—
	—	15,000	(6)	—	44.08	02/18/2014	—	—		—		—
	—	50,000	(7)	—	44.37	02/16/2015	—	—		—		—
	—	45,000	(8)	—	52.78	02/14/2016	—	—		—		—
	—	—		—	—	—	6,750	505,778	(9)	—		—
	—	—		—	—	—	3,750	280,988	(9)	—		—
	—	—		—	—	—	7,500	561,975	(10)	—		—
	—	—		—	—	—	9,000	674,370	(11)	—		—
	—	—		—	—	—	6,000	449,580	(12)	—		—
	—	—		—	—	—	—	—		17,000	(13)	1,273,810

Outstanding Equity Awards at December 31, 2006

Name & Principal Position	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested($)(2)
Jean-Pierre Lemonnier	11,250	—		—	31.16	04/03/2008	—	—		—	—
Former EVP and	20,481	—		—	44.08	04/03/2008	—	—		—	—
MD, French	6,934	—		—	44.37	04/03/2008	—	—		—	—
Operations(4)
Yoav Michaely	—	3,813	(5)	—	31.16	02/18/2013	—	—		—	—
EVP, Global	—	7,500	(6)	—	44.08	02/18/2014	—	—		—	—
Operational	—	31,626	(14)	—	44.37	02/16/2015	—	—		—	—
Effectiveness	—	44,047	(8)	—	52.78	02/14/2016	—	—		—	—
	—	—		—	—	—	3,000	224,790	(15)	—	—
	—	—		—	—	—	5,000	374,650	(12)	—	—
	—	—		—	—	—	—	—		7,500	561,975	(13)
Barbara J. Beck	65,000	—		—	33.96	02/19/2012	—	—		—	—
EVP and President,	11,250	3,750	(5)	—	31.16	02/18/2013	—	—		—	—
EMEA	7,500	7,500	(6)	—	44.08	02/18/2014	—	—		—	—
	10,359	31,079	(16)	—	44.37	02/16/2015	—	—		—	—
	0	50,231	(8)	—	52.78	02/14/2016	—	—		—	—
							3,000	224,790	(15)	—	—
							10,000	749,300	(17)	—	—
	—	—		—	—	—	—	—		10,000	749,300	(13)
Owen J. Sullivan	15,000	5,000	(14)	—	31.56	04/29/2013	—	—		—	—
EVP and CEO, Right	5,000	5,000	(18)	—	42.00	02/24/2014	—	—		—	—
Management and	8,000	24,000	(16)	—	44.37	02/16/2015	—	—		—	—
Jefferson Wells	—	26,020	(8)	—	52.78	02/14/2016	—	—		—	—
	—	—		—	—	—	3,000	224,790	(15)	—	—
	—	—		—	—	—	10,000	749,300	(17)	—	—
	—	—		—	—	—	—	—		10,000	749,300	(13)
Jonas Prising	1,000	—		—	29.56	10/20/2010	—	—		—	—
EVP and President,	3,500	—		—	33.96	02/19/2012	—	—		—	—
US and Canadian	2,625	875	(5)	—	31.16	02/18/2013	—	—		—	—
Operations	3,150	3,150	(18)	—	44.95	02/24/2014	—	—		—	—
	1,312	3,938	(16)	—	45.57	02/16/2015	—	—		—	—
	—	20,000	(8)	—	52.78	02/14/2016	—	—		—	—
	—	—		—	—	—	5,000	374,650	(17)	—	—
	—	—		—	—	—	—	—		8,000	599,440	(13)

(1)	Represents outstanding grants of restricted stock or career shares.

(2)	Value based on the closing price of $74.93, the final trading day of December 2006

(3)	Represents outstanding grants of performance share units, measured at target levels.

(4)	Mr. Lemonnier left Manpower in June 2006. All unvested stock options, restricted stock and performance shares held by Mr. Lemonnier were canceled upon his termination.

(5)	Remaining options vested on February 18, 2007.

(6)	50% of options vested on February 18, 2007 and remaining 50% of options to vest on February 18, 2008.

(7)	50% of options vested on February 16, 2007 and remaining 50% of options to vest on February 16, 2009.

(8)	25% of options vested on February 14, 2007 and 25% of remaining options will vest on each of February 14, 2008, 2009 and 2010.

(9)	Remaining shares to vest on February 18, 2008.

(10)	Shares to vest on February 16, 2008 if the relevant performance targets are achieved at such time; otherwise, remaining shares will not vest until February 16, 2011.

(11)	Shares to vest on February 16, 2011.

(12)	Shares to vest on February 14, 2012.

(13)	Performance shares to vest on February 14, 2009 if performance targets are achieved as of December 31, 2008.

(14)	33% of options vested on February 16, 2007 and 33% of remaining options will vest on each of February 16, 2008 and 2009.

(15)	Remaining shares vested on February 18, 2007.

(16)	33% of options vested on February 16, 2007 and 33% of remaining options will vest on each of February 16, 2008 and 2009.

(17)	50% of remaining shares to vest on each of February 16, 2008 and 2010.

(18)	50% of options vested on February 24, 2007 and remaining 50% of options to vest on February 24, 2008.

Option Exercises and Stock Vested in 2006

Name & Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Jeffrey A. Joerres CEO	85,000	3,743,482	27,500	1,467,125
Michael J. Van Handel CFO	61,500	2,322,729	10,500	560,175
Jean-Pierre Lemonnier Former EVP and MD, French Operations	48,000	1,511,040	0	0
Yoav Michaely EVP, Global Operational Effectiveness	73,478	1,317,499	0	0
Barbara J. Beck EVP and President, EMEA	0	0	0	0
Owen Sullivan EVP and CEO, Right Management and Jefferson Wells	0	0	0	0
Jonas Prising EVP and President, US and Canadian Operations	0	0	0	0

Pension Benefits in 2006

U.S. Pension Plans.    Manpower maintains both a qualified, noncontributory defined benefit pension plan for U.S. employees, as well as a nonqualified, noncontributory, defined benefit deferred compensation plan for management and other highly compensated employees in the United States who are ineligible to participate in the qualified plan. Together, both plans are referred to collectively as the “U.S. pension plans.” The U.S. pension plans were frozen as of February 29, 2000 and all benefits under the U.S. pension plans became fully vested. The CEO, CFO and Mr. Michaely are each entitled to pension benefits under the U.S. pension plans.

Under the U.S. pension plans, a pension is payable upon retirement at age 65 (with five years of service), or earlier upon termination if the participant has reached age 55 and has had 20 years of service with Manpower. The pension benefit is based on years of credited service as of February 29, 2000 and the lesser of (i) the average annual compensation received during the last five consecutive calendar years as of February 29, 2000, for employees who had not retired as of February 29, 2000 or (ii) $261,664. Compensation covered by the U.S. pension plans is base salary.

Currently, none of the NEOs are eligible for early retirement under the U.S. pension plans. The early retirement benefit under the U.S. pension plans is the normal retirement benefit, reduced by 5/12 of 1% for each month that the participant retired prior to his normal retirement age.

Pension Benefits in 2006

Name & Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Jeffrey A. Joerres CEO	U.S. Pension Plans	7	44,193	0
Michael J. Van Handel CFO	U.S. Pension Plans	11	50,309	0
Jean-Pierre Lemonnier Former EVP and MD, French Operations	N/A	—	—	—
Yoav Michaely EVP, Global Operational Effectiveness	U.S. Pension Plans	5	24,759	0
Barbara J. Beck EVP and President, EMEA	N/A	—	—	—
Owen J. Sullivan EVP and CEO, Right Management and Jefferson Wells	N/A	—	—	—
Jonas Prising EVP and President, US and Canadian Operations	N/A	—	—	—

(1)	Present value has been calculated as of September 30, 2006, assuming a 5.75% discount rate and retirement occurring at age 65, as well as applying the RP-2000 Combined Healthy Mortality Table, as required for plan financial reporting purposes as of September 30, 2006.

Nonqualified Deferred Compensation in 2006

Performance-Based Deferred Compensation Plan.     The CEO, CFO, Mr. Michaely, Ms. Beck and Mr. Sullivan each have participated in the Performance-Based Deferred Compensation Plan, earning deferred compensation upon the achievement of earning per share and economic profit goals in 2004 and 2005. Though the plan was frozen in February 2006, the deferred compensation benefits earned each year were credited to their accounts as of the end of each year and the executives will continue to accrue earnings on such amounts in accordance with the plan. Specifically, the plan allows the executive compensation committee to determine the rate of return from time to time. Currently, the rate of return is equal to the effective yield on ten-year Treasury notes plus 100 basis points at the beginning of each year. A detailed discussion regarding the vesting conditions that will entitle an executive to benefits under this plan can be found in the narrative accompanying the post-termination benefits tables below. As of December 31, 2006, Mr. Michaely was the only NEO that was fully vested in the benefits of this plan, based on his having achieved the “retirement” criteria. Participants will receive any vested benefits under this plan upon their termination of employment, payable in cash or shares of Manpower’s common stock (in Manpower’s sole discretion), in a lump sum or in such number of annual installments (between five and 15) as elected by the participant in accordance with the plan rules. Upon a change of control, the participants will become fully vested in their benefits under the plan and will receive a distribution of such benefits in a lump sum at such time.

Nonqualified Savings Plan.    Pursuant to the Manpower Nonqualified Savings Plan, certain executives, including the CEO, CFO, Mr. Michaely, Mr. Sullivan and Mr. Prising, may defer a portion of their salary and incentive awards. Deferral elections are made by the NEOs in June of each year for the incentive they will earn during such year and for the salary they will earn in the following year. The NEOs are permitted to change their salary deferral elections until December 31 of the year prior to the year in which it will be earned. The NEOs are permitted to defer up to 25% of their salary and 25% of their annual incentive under the plan. Pursuant to the plan, the NEOs, as well as all other plan participants, may receive a matching amount based on a percentage of the deferrals they have made during the year, up to a maximum of 6% of their annual compensation. The amount of any matching percentage is 50%. In addition, pursuant to the plan, Manpower may make a discretionary profit sharing contribution to participants in the plan. During 2006, Manpower made a profit sharing contribution equal to 3% of base salary for each NEO (based on 2005 salary). Manpower’s contributions to a participant’s account under the plan (both matching contributions and profit sharing contributions) are not fully vested until a participant has at least five years of credited service with Manpower. All of the NEOs, with the exception of Ms. Beck and Mr. Sullivan, were fully vested in their matching contributions and profit sharing contributions as of December 31, 2006. Ms. Beck was 80% vested in such amounts as of December 31, 2006. Mr. Sullivan was 60% vested in such accounts as of December 31, 2006. A detailed discussion regarding the vesting conditions that will entitle Ms. Beck and Mr. Sullivan to accelerated vesting under this plan can be found in the narrative accompanying the Post-Termination and Change of Control Benefits Tables.

The investment alternatives available to the NEOs under the Nonqualified Savings Plan are selected by Manpower and may be changed from time to time. The NEOs are permitted to change their investment elections at any time on a prospective basis. The table below shows the funds available under the plan and their annual rate of return for the calendar year ended December 31, 2006.

Name of Fund	Annual Return
Marshall Prime Money Market	4.75%
Fidelity Advantage High Yield	15.55%
Pimco Total Return	3.74%
Fidelity Advantage Equity Inc	16.83%
Legg Mason Value Trust	5.85%
Fidelity Contra	11.52%
Templeton Foreign	19.93%
Manpower Common Stock(1)	62.48%
Aim Small Cap Growth	new-no annual return available
Wells Fargo Growth	7.73%
Marshall Mid-Cap Value	13.88%
Artisan Mid-Cap	9.65%
Aim Basic Balanced	10.67%
Vanguard 500 Index	15.75%
Vanguard Short-Term Corporate Portfolio	4.99%

(1)	Prior to 2006, profit sharing contributions under the plan were made to certain executives, including the CEO and CFO, based upon shares of Manpower common stock. On or before June 30, 2007, all persons continuing to maintain balances in the plan which are based upon Manpower common stock will be required to elect an alternative investment for that portion of their balance that is currently based upon Manpower common stock.

Benefits paid under the Nonqualified Savings Plan will be paid to the NEOs upon their termination of employment, either in a lump sum or in ten annual installments, as elected by the NEOs in accordance with the plan rules.

French Profit Sharing Plan.    Manpower France maintains a profit-sharing plan in accordance with French law which requires it to make certain contributions on behalf its employees in France. Manpower France made a contribution to this plan on behalf of Mr. Lemonnier in 2006. As required under French law, due to the termination of his employment in 2006, Mr. Lemonnier became fully vested in his profit sharing balance at Manpower France which enabled him to draw on such balance at any time.

Nonqualified Deferred Compensation in 2006

Name & Principal Position	Plan	Executive Contributions in 2006 ($)(1)	Registrant Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2006 ($)
Jeffrey A. Joerres	NQSP	250,000	59,961	223,624	0	1,917,166
CEO	PBDC	0	0	47,093	0	920,317
Michael J. Van Handel	NQSP	50,000	30,262	105,027	0	849,611
CFO	PBDC	0	0	24,681	0	482,335
Jean-Pierre Lemonnier	French	0	610	355	0	9,412
Former EVP and MD, French Operations	P/S
Yoav Michaely	NQSP	42,865	5,144	10,534	0	180,387
EVP, Global Operational Effectiveness	PBDC	0	0	21,067	0	411,704
Barbara J. Beck	NQSP	0	11,989	1,027	0	24,523
EVP and President, EMEA	PBDC	0	0	19,802	0	386,978
Owen J. Sullivan	NQSP	60,000	20,769	14,677	0	163,668
EVP and CEO, Right Management and Jefferson Wells	PBDC	0	0	18,809	0	367,572
Jonas Prising	NQSP	19,788	9,894	709	0	30,391
EVP and President, US and Canadian Operations(2)	PBDC	0	0	0	0	0

(1)	These amounts reflect contributions made by the NEOs from their 2006 salary, which amounts were also included in the salary column for each NEO in the Summary Compensation Table.

(2)	Prior to 2006, Mr. Prising was entitled to benefits under an insurance policy in connection with a pension plan which had been funded by multiple non-U.S. employers of Mr. Prising (both Manpower and prior employers). The amount of any past contributions to the policy was based on a percentage of his compensation. Mr. Prising and Manpower canceled this policy in December 2005 and Mr. Prising received a distribution of its full value on January 1, 2006. Therefore, Manpower did not make any contributions to this policy in 2006 and there were no earnings on the policy in 2006. It is impracticable to trace the portion of such distribution that may have been attributable to Manpower’s contributions in past years and is therefore not reflected in the aggregate withdrawals/distributions column here.

Termination of Employment and Change of Control Arrangements

Manpower has entered into severance agreements (which include change of control benefits) with each of the CEO and other NEOs. Each agreement has a three-year term, which term is automatically extended for two years to the extent there is a change of control of Manpower within the two-year period prior to the expiration of the original term of the agreement. In addition to these severance agreements, a number of the equity grants and benefit plans in which the CEO and other NEOs are participants contain vesting provisions that are triggered upon a change of control of Manpower and/or certain terminations of employment. Generally, benefits under these arrangements are triggered upon the involuntary termination of the executive’s employment not for “cause” or upon the voluntary termination of employment for “good reason.” Terminations for other reasons (such as retirement, death, disability or a change of control) also trigger enhanced benefits under certain of these arrangements. The tables which follow the descriptions of these arrangements illustrate the amount of enhanced benefits the CEO and other NEOs would receive under all such arrangements if their employment had been terminated on December 31, 2006 for the reasons specified within the tables or upon a change of control of Manpower on such date.

Severance Agreements.    Under the severance agreements, upon the involuntary termination of an NEO’s employment (other than for “cause”) or upon the voluntary termination of employment by the NEO for “good reason,” the NEO is entitled to receive a severance payment equal to the sum of the executive’s base salary and annual incentive.

In the event an NEO’s termination occurs in the two-year period following a change of control of Manpower or during a “protected period” (generally, the six-month period prior to a change of control), the severance payment payable to the CEO and CFO is equal to three times the sum of his base salary and annual incentive, while the severance payment payable to all other NEOs is equal to two times the sum of his or her base salary and annual incentive.

For purposes of the severance agreements, a termination for “cause” is generally a termination upon (i) a willful and continued failure to substantially perform his or her duties to Manpower after a written demand for substantial performance is delivered that specifically identifies the manner in which Manpower believes that he or she has not substantially performed his duties, and he or she has failed to resume substantial performance of such duties on a continuous basis within ten days after receiving such demand, (ii) the commission of any material act of dishonesty or disloyalty involving Manpower, (iii) chronic absence from work other than by reason of a serious health condition, (iv) the commission of a crime which substantially relates to the circumstances of his or her position with Manpower which has a material adverse effect on Manpower’s business, or (v) the willful engaging in conduct which is demonstrably and materially injurious to Manpower.

For purposes of the severance agreements, a termination for “good reason” is generally a termination that occurs upon (i) the assignment to a position which represents a material reduction from his or her current position with Manpower or the assignment to him or her of duties, other than incidental duties, inconsistent with his or her current position, provided he or she objects to such assignment by written notice to Manpower within 20 business days after it is made and Manpower fails to cure, if necessary, within ten business days after such notice is given; (ii) the executive being required by Manpower to change the location of his or her principal office to one in excess of 75 miles from his or her current location (except in the case of Mr. Michaely or Ms. Beck, whose agreements do not contain such a relocation clause); or (iii) any reduction in the amount of the annual bonus received by him or her for a given fiscal year within two years after the occurrence of a change of control, as compared to the amount of the annual bonus he or she received for either of the two fiscal years immediately preceding the fiscal year in which a change of control occurs, unless the bonus for such given fiscal year is based on objective criteria to which he or she has agreed.

All severance payments under the agreements are payable to the CEO and CFO in a lump sum within 15 days following the date of termination. Under Mr. Michaely’s agreement, if the severance payment is to be made in connection with a change of control, it will be made within 15 business days after termination; otherwise, his severance payment will be made in two equal installments, one installment six months following termination and the other installment on the first anniversary of the date of termination. Under Mr. Michaely’s agreement, any prorated incentive payment to be made to him will be paid within 45 days of the close of the fiscal year. Under each of the other NEO’s agreements, all severance payments will be paid in a lump sum six months after the date of termination.

Under the severance agreements, the CEO and the other NEOs are bound by non-competition agreements in favor of Manpower for the one-year period following the termination of their employment for any reason, except where the termination occurs within the two-year period following a change of control and is either involuntary (other than for “cause”) or is for “good reason.”

Under the severance agreements, as well as under Manpower’s 2002 Corporate Senior Management Incentive Plan (from which the CEO and CFO receive incentive awards), upon an NEO’s (i) involuntary termination (other than for “cause”), (ii) voluntary termination for “good reason,” or (iii) termination due to the death or disability of the NEO, each of the NEOs is entitled to receive a prorated incentive for the year in which termination occurs.

Under the agreements, Manpower has agreed to pay for continued health insurance for each of the NEOs and their families for a 12-month period following an involuntary termination of their employment (other than for “cause”) or a voluntary termination of their employment for “good reason.” If such a termination occurs with the two-year period following a change of control or during a protected period (generally, the six-month period prior to a change of control), the health insurance benefits will continue for 18 months.

Under the agreements with Ms. Beck, Mr. Sullivan and Mr. Prising, following an involuntary termination of their employment (other than for “cause”) or a voluntary termination of their employment for “good reason”, Manpower will pay for outplacement services for up to one year following the executive’s termination.

If any payments to be made to the CEO or CFO under the agreements are characterized as excess parachute payments under Section 280G of the Code and are subject to the 20% excise tax imposed on such payments under Section 4999 of the Code, each of them is entitled to a tax gross up payment. For the other NEOs, if any payments to be made to the NEO under the agreement, when added to any other payment or benefit to be received by them in connection with a change of control or termination of employment, would be characterized as excess parachute payments under Section 280G of the Code and would be subject to the 20% excise tax under Section 4999 of the Code, the amount of the severance payment under the agreement will be reduced to the maximum amount possible so that no excise tax would apply to the payment under the agreement.

Stock Options.    Each of the NEOs holds unvested stock options granted under the 1994 Executive Stock Option & Restricted Stock Plan and the 2003 Equity Incentive Plan. Under the terms of those plans, unvested stock options immediately vest upon a change of control of Manpower or upon the executive’s involuntary termination of employment during a protected period (generally, the six-month period prior to a change of control).

Under the terms of the stock option agreements that Manpower has entered into with each of the CEO and the CFO, the stock options they hold will become fully vested upon their (i) death, (ii) disability, (iii) involuntary termination of employment (other than for “cause”) or (iv) their voluntary termination of employment for “good reason.” For purposes of these agreements, the definitions of “cause” and “good reason” are the same as those used in their severance agreements described above.

Under the terms of the equity plans and the stock option agreements between Manpower and the other NEOs, upon the termination of the executive’s employment due to a death or disability, any unvested stock options will become vested to the extent they would have otherwise become vested if NEO had remained employed by Manpower for the three-year period following such termination.

Restricted Stock / Career Shares.    The CEO and certain of the other NEOs currently hold unvested restricted stock and career shares (restricted stock with a six-year vesting period) granted under both the 1994 Executive Stock Option & Restricted Stock Plan and the 2003 Equity Incentive Plan. Under the terms of those plans, an NEO will become fully vested in the shares of restricted stock upon a termination of their employment due to death or disability.

Under the terms of the equity plans, as well as the restricted stock agreements Manpower has entered into with the CEO and the other NEOs, for all restricted stock awards granted prior to 2006, the NEO will become fully vested in the shares upon (i) a change of control of Manpower, (ii) the involuntary termination of executive’s employment during a protected period (generally, the three-year period prior to a change of control; or (iii) the termination of the NEO’s employment due to “retirement.” Here, “retirement” means a termination of employment after the NEO has reached age 65 and has completed 20 years of service with Manpower.

For all restricted stock awards granted to the CEO and CFO prior to 2006, in addition to the above terms, all unvested shares of restricted stock will become fully vested upon the NEO’s involuntary termination of employment (other than for “cause”) or voluntary termination of employment for “good reason.” “Cause” and “good reason” have the same meaning as in the NEO’s severance agreements, as described above.

For grants of restricted stock made to Messrs. Joerres, Van Handel and Michaely in 2006 (granted as career shares), any unvested shares will become fully vested upon the NEO’s termination of employment due to “retirement”. Here, “retirement” means the termination of the NEO’s employment on or after he has reached age 55 and has completed ten years of service with Manpower. In addition, in the event of the NEO’s involuntary termination of employment (other than for “cause”) or a voluntary termination for “good reason,” the NEO will become vested in a pro rata number of shares based upon the number of days that have elapsed during the vesting period prior to such a termination of employment. Here again, “cause” and “good reason” have the same meaning as in the NEO’s severance agreements, as described above.

Performance Share Units.    Each of the CEO and the other NEOs received grants of performance share units in 2006 for the three-year performance period 2006 – 2008, which were unvested at the end of 2006.

Upon an NEO’s termination of employment due to death, disability or “retirement,” the NEO will receive a pro rata number of shares based on both the NEO’s target grant and the number of days that have elapsed during the performance period as of the date of termination. Here, “retirement” means the termination of the NEO’s employment on or after he has reached age 55 and has completed ten years of service with Manpower.

Upon an NEO’s involuntary termination of employment (other than for “cause”) or voluntary termination for “good reason”, if such termination occurs within the two-year period following a change of control or during a protected period (generally, the six-month period prior to a change of control), the NEO will become vested in the full amount of shares that would have otherwise been payable to him or her if he or she had remained employed by Manpower through the end of the performance period, assuming the target performance goal for the award had been achieved. Here again, “cause” and “good reason” have the same meaning as in the NEO’s severance agreements, as described above.

Performance-Based Deferred Compensation Plan.    The benefits payable to the CEO and certain of the other NEOs under the Senior Management Performance-Based Deferred Compensation Plan that was frozen in February 2006 vest upon a change of control or upon an NEO’s termination of employment due to his or her death, disability or “retirement.” For purposes of this plan, “retirement” means an NEO has reached age 62 or have reached age 50 and has completed 15 years of service with Manpower. In the tables below, the amount of enhanced benefits that would be paid under this plan has only been included for those NEOs who are participants in the plan and who have not yet become vested in the benefits due to their attainment of “retirement” age.

Nonqualified Savings Plan.    The amount of any unvested benefits under the Nonqualified Savings Plan will become vested upon a participant’s death, disability or retirement. For purposes of this plan, “retirement” means an NEO terminates employment after he or she has (i) reached age 60, (ii) has reached age 55 and completed 20 years of service with Manpower or (iii) has reached age 55, Manpower has determined that the retirement is bona fide and that the NEO will not perform services for any competitor of Manpower. Currently, only Ms. Beck holds an account balance under the plan which is partially unvested. The CEO and each of the other NEOs that participate in this plan are already fully vested in their benefits under this plan and therefore, would not receive any enhanced benefit upon their death, disability or retirement.

Post-Termination and Change of Control Benefits

Jeffrey A. Joerres, CEO(1)

			Involuntary Termination or Good Reason –no CIC($)	Triggering Event(2)
	Death($)	Disability($)		Single Trigger (CIC only)($)	Double Trigger (CIC + Termination)($)	For Cause($)	Voluntary($)	Retirement($)
Severance Payment(3)	n/a	n/a	4,000,000	n/a	12,000,000	n/a	n/a	n/a
Prorated Incentive	3,000,000	3,000,000	3,000,000	n/a	3,000,000	n/a	n/a	n/a
Options(5)	9,771,975	9,771,975	9,771,995	9,771,975	n/a	n/a	n/a	n/a
Performance Share Units(6)	875,894	875,894	n/a	n/a	2,997,200	n/a	n/a	875,894
Restricted Stock/Career Shares(7)	9,740,900	9,740,900	7,501,379	7,118,350	383,029	n/a	n/a	9,740,900
Health Benefits	n/a	n/a	11,594	n/a	17,7973	n/a	n/a	n/a
280G Gross Up(8)	n/a	n/a	n/a	n/a	4,624,013	n/a	n/a	n/a
Performance Based Deferred Compensation	920,317	920,317	n/a	920,317	n/a	n/a	n/a	920,317

Totals	24,309,086	24,309,086	24,284,948	17,810,642	23,022,038	—	—	11,537,111

(1)	The term of the CEO’s severance agreement expires on February 16, 2008.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned.

(3)

The amount of the severance payment under the CEO’s severance agreement is equal to his base salary effective as of the date of the termination (here, $1,000,000) and the greater of: his partial annual bonus for the year of the termination or the largest annual bonus for the three fiscal years prior to the termination (here, the former, $3,000,000). In a double trigger scenario, the amount of his severance payment is multiplied by three. Effective as of February 14, 2007, the severance agreement has been amended to limit the amount of the severance payment such that it will not exceed 2 1/2 times the amount of the CEO’s base salary in effect as of the date of termination. However, the February 14, 2007 amendment does not limit the amount of the CEO’s severance payment in a double trigger scenario.

(4)	The amount of the prorated incentive payable to the CEO under his severance agreement is based on the actual incentive for 2006. The entire incentive for 2006 is shown here as this table illustrates the effect of such a termination at the end of the year on December 31, 2006 (thus, no pro-ration has been applied). Note that this incentive amount has also been reported as 2006 compensation for the CEO in the Summary Compensation Table, as well as in the Grant of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on the last day of December 2006 ($74.93) and the exercise price of each unvested stock option held by the CEO on such date.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

(7)	The value of unvested restricted stock and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

(8)	Here, the calculation of the 280G gross up payment reflects the maximum payment that would be required to be made to the CEO and does not take into account the possible mitigation of the payment in the event some of the compensation payable to him in the event of a change of control would qualify as reasonable compensation. The calculation of the 280G gross up assumes a combined federal and state tax rate of 40%.

Post-Termination and Change of Control Benefits

Michael J. Van Handel, CFO(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no CIC($)	Triggering Event(2)		For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (CIC only)($)	Double Trigger (CIC + Termination)($)
Severance Payment(3)	n/a	n/a	1,390,000	n/a	4,170,000	n/a	n/a	n/a
Prorated Incentive	1,000,000	1,000,000	1,000,000	n/a	1,000,000	n/a	n/a	n/a
Options(5)	3,282,948	3,282,948	n/a	3,282,948	n/a	n/a	n/a	n/a
Performance Share Units(6)	372,255	372,255	n/a	n/a	1,273,810	n/a	n/a	372,255
Restricted Stock/Career Shares(7)	2,472,690	2,472,690	2,088,772	2,023,110	65,662	n/a	n/a	2,472,690
Health Benefits	n/a	n/a	11,826	n/a	18,152	n/a	n/a	n/a
280G Gross Up(8)	n/a	n/a	n/a	n/a	1,581,442	n/a	n/a	n/a
Performance Based Deferred Compensation	482,335	482,335	n/a	482,335	n/a	n/a	n/a	482,335

Totals	7,610,227	7,610,227	7,773,546	5,788,393	8,108,030	—	—	3,327,280

(1)	The term of the CFO’s severance agreement expires on February 16, 2008.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned.

(3)

The amount of the severance payment under the CFO’s severance agreement is equal to his base salary effective as of the date of the termination (here, $500,000) and his largest annual incentive for the three fiscal years prior to the termination (here, $890,000). In a double trigger scenario, the amount of his severance payment is multiplied by three. Effective as of February 14, 2007, the severance agreement has been amended to limit the amount of the severance payment such that it will not exceed 2 1/2 times the amount of the CFO’s base salary in effect as of the date of termination. However, the February 14, 2007 amendment does not limit the amount of the CFO’s severance payment in a double trigger scenario.

(4)	The amount of the prorated incentive payable to the CFO under his severance agreement is based on the actual incentive for 2006. The entire incentive for 2006 is shown here as this table illustrates the effect of such a termination at the end of the year on December 31, 2006 (thus, no pro-ration has been applied). Note that this incentive amount has also been reported as 2006 compensation for the CFO in the Summary Compensation Table, as well as in the Grant of Plan-Based Awards Table.

(5)	The value of stock options is illustrated here by measuring the difference between the closing stock price on the last day of December 2006 ($74.93) and the exercise price of each unvested stock option held by the CFO on such date.

(6)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

(7)	The value of unvested restricted stock and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

(8)	Here, the calculation of the 280G gross up payment reflects the maximum payment that would be required to be made to the CFO and does not take into account the possible mitigation of the payment in the event some of the compensation payable to him in the event of a change of control would qualify as reasonable compensation. The calculation of the 280G gross up assumes a combined federal and state tax rate of 40%.

Post-Termination and Change of Control Benefits

Yoav Michaely, EVP, Global Operational Effectiveness(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no CIC($)		Triggering Event(2)			For Cause($)	Voluntary($)	Retirement($)
					Single Trigger (CIC only)($)	Double Trigger (CIC + Termination)($)
Severance Payment(3)	n/a	n/a	796,174		n/a	1,592,348	(4)	n/a	n/a	n/a
Prorated Incentive	447,200	447,200	447,200	(5)	447,200	366,174	(5)	n/a	n/a	n/a
Options(6)	2,340,402	2,340,402	n/a		2,340,402	n/a		n/a	n/a	n/a
Performance Share Units(7)	164,230	164,230	n/a		n/a	561,975		n/a	n/a	164,230
Restricted Stock/Career Shares(8)	599,440	599,440	54,718		224,790	54,718		n/a	n/a	599,440
Health Benefits	n/a	n/a	12,732		n/a	19,543		n/a	n/a	n/a

Totals	3,551,272	3,551,272	1,310,824		2,565,192	2,675,784		—	—	763,670

(1)	The term of Mr. Michaely’s severance agreement expires on July 20, 2007.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned.

(3)	The amount of the severance payment under Mr. Michaely’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $430,000) and the amount of his largest annual incentive for the three fiscal years prior to the termination (here, $366,174). In a double trigger scenario, the amount of his severance payment is multiplied by two.

(4)	This amount reflects the maximum severance payment owed to Mr. Michaely in a double trigger scenario, due to the limitation on such payment to the extent it would trigger an excess parachute payment under Section 280G of the Code.

(5)	The amount of the prorated incentive payable to Mr. Michaely under the severance agreement is based on his actual incentive for 2006. In a double trigger scenario, the amount of the prorated incentive is based on his largest annual incentive for the three fiscal years prior to the termination. The entire incentive for the year of termination is shown here as this table illustrates the effect of such a termination at the end of the year on December 31, 2006 (thus, no pro-ration has been applied). Note that an incentive amount has also been reported as 2006 compensation for Mr. Michaely in the Summary Compensation Table, as well as in the Grant of Plan-Based Awards Table.

(6)	The value of stock options is illustrated here by measuring the difference between the closing stock price on the last day of December 2006 ($74.93) and the exercise price of each unvested stock option held by Mr. Michaely on such date.

(7)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

(8)	The value of unvested restricted stock and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

Post-Termination and Change of Control Benefits

Barbara J. Beck, EVP and President, EMEA(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no CIC($)		Triggering Event(2)			For Cause($)	Voluntary($)	Retirement($)
					Single Trigger (CIC only)($)	Double Trigger (CIC + Termination)($)
Severance Payment(3)	n/a	n/a	761,808		n/a	1,523,616	(4)	n/a	n/a	n/a
Prorated Incentive	566,100	566,100	566,100	(5)	n/a	341,808	(5)	n/a	n/a	n/a
Options(6)	2,457,903	2,457,903	n/a		2,457,903	n/a		n/a	n/a	n/a
Performance Share Units(7)	218,974	218,974	n/a		n/a	749,300		n/a	n/a	218,974
Restricted Stock/Career Shares(8)	599,440	599,440	n/a		599,440	n/a		n/a	n/a	599,440
Health Benefits	n/a	n/a	9,544		n/a	14,650		n/a	n/a	n/a
Outplacement	n/a	n/a	25,000		n/a	25,000		n/a	n/a	n/a
Performance Based Deferred Compensation	386,978	386,978	n/a		386,978	386,978		n/a	n/a	386,978
Nonqualified Savings Plan(9)	4,905	4,905	n/a			n/a		n/a	n/a	4,905

Totals	4,234,400	4,234,400	1,362,452		3,444,321	3,041,352		—	—	1,210,197

(1)	The term of Ms. Beck’s severance agreement expires on May 12, 2009.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned.

(3)	The amount of the severance payment under Ms. Beck’s severance agreement is equal to his or her annual base salary at the highest rate in effect during the term of the agreement (here, $420,000) and her largest annual incentive for the three fiscal years prior to the termination (here, $341,808). In a double trigger scenario, the amount of the severance payment is equal to two times the sum of: (x) annual base salary at the highest rate in effect during the term of the agreement and (y) the greater of (i) the largest annual incentive for the three fiscal years prior to the termination or (ii) the target annual incentive for year of termination (here, the former, $341,808).

(4)	This amount reflects the maximum severance payment owed to Ms. Beck in a double trigger scenario, due to the limitation on such payment to the extent it would trigger an excess parachute payment under Section 280G of the Code.

(5)

The amount of the prorated incentive payable to Ms. Beck under the severance agreement is based on the actual incentive for 2006, extrapolated as of the date of the termination if necessary. In a double trigger scenario, the amount of the prorated incentive is based on the greater of: (i) her largest annual incentive for the three fiscal years prior to the termination or (2) her target incentive for the year of termination (here, the former, $341,808). The entire incentive for the year of termination is shown here as this table illustrates the effect of such a termination at the end of the year on December 31, 2006 (thus, no pro-ration has been applied). Note that an incentive amount has also been reported as 2006 compensation for her in the Summary Compensation Table, as well as in the Grant of Plan-Based Awards Table.

(6)	The value of stock options is illustrated here by measuring the difference between the closing stock price on the last day of December 2006 ($74.93) and the exercise price of each unvested stock option held by Ms. Beck on such date.

(7)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

(8)	The value of unvested restricted stock and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

(9)	This represents the unvested portion of Manpower’s contributions to the Nonqualified Savings Plan on behalf of Ms. Beck that would vest in the event of Ms. Beck’s death, disability or upon her retirement.

Post-Termination Benefit Illustrations

Owen J. Sullivan, EVP and CEO, Right Management and Jefferson Wells(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no CIC($)	Triggering Event(2)			For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (CIC only)($)	Double Trigger (CIC + Termination)($)
Severance Payment(3)	n/a	n/a	701,500	n/a	1,403,000	(4)	n/a	n/a	n/a
Prorated Incentive	240,000	240,000	240,000	n/a	301,500	(5)	n/a	n/a	n/a
Options(6)	1,691,283	1,691,283	n/a	1,691,283	n/a		n/a	n/a	n/a
Performance Share Units(7)	218,974	218,974	n/a	n/a	749,300		n/a	n/a	218,974
Restricted Stock/Career Shares(8)	974,090	974,090	n/a	974,090	n/a		n/a	n/a	974,090
Health Benefits	n/a	n/a	12,423	n/a	19,068		n/a	n/a	n/a
Outplacement	n/a	n/a	25,000	n/a	25,000		n/a	n/a	n/a
Performance Based Deferred Compensation	367,572	367,572	n/a	367,572	n/a		n/a	n/a	367,572
Nonqualified Savings Plan(9)	12,856	12,856	n/a	n/a	n/a		n/a	n/a	12,856

Totals	3,504,775	3,504,775	978,923	3,032,945	2,497,868		—	—	1,573,492

(1)	The term of Mr. Sullivan’s severance agreement expires on September 6, 2009.

(2)	The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned.

(3)

The amount of the severance payment under Mr. Sullivan’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $400,000) and his largest annual incentive for the three fiscal years prior to the termination (here, $301,500). In a double trigger scenario, the amount of the severance payment is equal to two times the sum of: (x) annual base salary at the highest rate in effect during the term of the agreement and (y) the greater of (i) the largest annual incentive for the three fiscal years prior to the termination or (ii) the target annual incentive for year of termination (here, the former, $301,500).

(4)	This amount reflects the maximum severance payment owed to Mr. Sullivan in a double trigger scenario, due to the limitation on such payment to the extent it would trigger an excess parachute payment under Section 280G of the Code.

(5)	The amount of the prorated incentive payable to Mr. Sullivan under his severance agreement is based on the actual incentive for 2006, extrapolated as of the date of the termination if necessary. In a double trigger scenario, the amount of the prorated incentive is based on the greater of: (i) Mr. Sullivan’s largest annual incentive for the three fiscal years prior to the termination or (2) his target incentive for the year of termination (here, the former, $301,500). The entire incentive for the year of termination is shown here as this table illustrates the effect of such a termination at the end of the year on December 31, 2006 (thus, no pro-ration has been applied). Note that an incentive amount has also been reported as 2006 compensation for Mr. Sullivan in the Summary Compensation Table, as well as in the Grant of Plan-Based Awards Table.

(6)	The value of stock options is illustrated here by measuring the difference between the closing stock price on the last day of December 2006 ($74.93) and the exercise price of each unvested stock option held by Mr. Sullivan on such date.

(7)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

(8)	The value of unvested restricted stock and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

(9)	This represents the unvested portion of Manpower’s contributions to the Nonqualified Savings Plan on behalf of Mr. Sullivan that would vest in the event of Mr. Sullivan’s death or disability or upon his retirement.

Post-Termination Benefit Illustrations

Jonas Prising, EVP and President, US and Canadian Operations(1)

	Death($)	Disability($)	Involuntary Termination or Good Reason – no CIC($)	Triggering Event(2)			For Cause($)	Voluntary($)	Retirement($)
				Single Trigger (CIC only)($)	Double Trigger (CIC + Termination)($)
Severance Payment(3)	n/a	n/a	530,563	n/a	1,225,000	(4)	n/a	n/a	n/a
Prorated Incentive	459,892	459,892	459,892	n/a	262,500	(5)	n/a	n/a	n/a
Options(6)	691,355	691,355	n/a	691,355	n/a		n/a	n/a	n/a
Performance Share Units(7)	175,179	175,179	n/a	n/a	599,440		n/a	n/a	175,179
Restricted Stock/Career Shares(8)	374,650	374,650	n/a	374,650	n/a		n/a	n/a	374,650
Health Benefits	n/a	n/a	12,512	n/a	18,768		n/a	n/a	n/a
Outplacement	n/a	n/a	25,000	n/a	25,000		n/a	n/a	n/a

Totals	1,701,076	1,701,076	1,025,408	1,066,005	2,127,218		—	—	549,829

(1)	The term of Mr. Prising’s severance agreement expires on May 11, 2009.

(2)

The “single trigger” column calculates the amounts that are earned upon a change of control of Manpower without regard to whether a termination occurs, while the “double trigger” column calculates the amounts earned upon an involuntary termination (other than for “cause”) or a voluntary termination for “good reason” that occurs during a “protected period” (generally, six months prior to a change of control) or within the two-year period following a change of control. Amounts in the “double trigger” column do not include amounts that are earned solely upon a change of control. Accordingly, in a double trigger scenario, the total amounts in the columns (“single trigger” and “double trigger”) need to be combined for a complete calculation of the amounts that are earned.

(3)	The amount of the severance payment under Mr. Prising’s severance agreement is equal to his annual base salary at the highest rate in effect during the term of the agreement (here, $350,000) and his largest annual incentive for the three fiscal years prior to the termination (here, $180,563). In a double trigger scenario, the amount of the severance payment is equal to two times the sum of: (x) annual base salary at the highest rate in effect during the term of the agreement and (y) the greater of (i) the largest annual incentive for the three fiscal years prior to the termination or (ii) the target annual incentive for year of termination (here, the latter, $262,500).

(4)	This amount reflects the maximum severance payment owed to Mr. Prising in a double trigger scenario, due to the limitation on such payment to the extent it would trigger an excess parachute payment under Section 280G of the Code.

(5)	The amount of the prorated incentive payable to Mr. Prising under the severance agreement is based on the actual bonus for 2006, extrapolated as of the date of the termination if necessary. In a double trigger scenario, the amount of the prorated incentive is based on the greater of: (i) Mr. Prising’s largest annual incentive for the three fiscal years prior to the termination or (2) Mr. Prising’s target incentive for the year of termination (here, the latter, $262,500). The entire incentive for the year of termination is shown here as this table illustrates the effect of such a termination at the end of the year on December 31, 2006 (thus, no pro-ration has been applied). Note that an incentive amount has also been reported as 2006 compensation for Mr. Prising in the Summary Compensation Table, as well as in the Grant of Plan-Based Awards Table.

(6)	The value of stock options is illustrated here by measuring the difference between the closing stock price on the last day of December 2006 ($74.93) and the exercise price of each unvested stock option held by Mr. Prising on such date.

(7)	The value of performance share units is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

(8)	The value of unvested restricted stock and career shares is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on the last day of December 2006 ($74.93).

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Marc J. Bolland	80,000	117,406	—	197,406
Gina R. Boswell	—	—	—	—
J. Thomas Bouchard	66,356	118,664	57,395	242,415
Stephanie A. Burns	45,000	162,946	—	207,946
Willie D. Davis	68,904	118,642	38,266	225,812
Jack M. Greenberg	80,000	118,620	—	198,620
Terry A. Hueneke	70,000	118,037	—	188,037
Rozanne L. Ridgway	68,904	118,642	61,738	249,284
John R. Walter	78,904	118,484	32,698	230,086
Edward J. Zore	30,000	151,627	76,533	258,160

(1)	Reflects deferred stock and restricted stock granted under our 2003 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2003 Equity Incentive Plan. These amounts reflect the dollar amount of the expense recognized by Manpower for financial statement reporting purposes in accordance with FAS 123R. For a discussion of valuation assumptions, see Note 3 to Manpower’s Consolidated Financial Statements in Manpower’s Annual Report on Form 10-K for the year ended December 31, 2006. The amount of expense reflected in the table was made up of:

For Mr. Bolland, $117,000 attributable to the annual grant of restricted stock (2,516 shares) and $406 attributable to deferred stock issued in lieu of dividends (six shares) in 2006.

For Mr. Bouchard, $117,000 attributable to the annual grant of deferred stock (2,516) and $1,664 attributable to deferred stock issued in lieu of dividends (25 shares) in 2006.

For Dr. Burns, $117,000 attributable to the annual grant of restricted stock (2,516 shares), $45,000 attributable to deferred stock granted in lieu of 75% of the annual retainer (698 shares) and $946 attributable to deferred stock issued in lieu of dividends (15 shares) in 2006.

For Mr. Davis, $117,000 attributable to the annual grant of deferred stock (2,516) and $1,642 attributable to deferred stock issued in lieu of dividends (25 shares) in 2006.

For Mr. Greenberg, $117,000 attributable to the annual grant of deferred stock (2,516) and $1,620 attributable to deferred stock issued in lieu of dividends (25 shares) in 2006.

For Mr. Hueneke, $117,000 attributable to the annual grant of restricted stock (2,516 shares) and $1,037 attributable to deferred stock issued in lieu of dividends (16 shares) in 2006.

For Ms. Ridgway, $117,000 attributable to the annual grant of deferred stock (2,516) and $1,642 attributable to deferred stock issued in lieu of dividends (25 shares) in 2006.

For Mr. Walter, $117,000 attributable to the annual grant of deferred stock (2,516) and $1,484 attributable to deferred stock issued in lieu of dividends (23 shares) in 2006.

For Mr. Zore, $117,000 attributable to the annual grant of deferred stock (2,516 shares), $32,828 attributable to deferred stock granted in lieu of 100% of the portion of the annual retainer for which an election to receive stock options was not in effect (509 shares) and $1,800 attributable to deferred stock issued in lieu of dividends (28 shares) in 2006.

As of December 31, 2006, the aggregate number of shares of deferred stock held by the non-employee directors was as follows: Mr. Bolland — 695; Ms. Boswell — 0; Mr. Bouchard — 2,846; Dr. Burns — 2,316; Mr. Davis — 2,809; Mr. Greenberg — 2,771; Mr. Hueneke — 1,775; Ms. Ridgway — 2,809; Mr. Walter — 2,539; and Mr. Zore — 3,587. All such shares of deferred stock were fully vested as of December 31, 2006. All shares of restricted stock granted to the non-employee directors in 2006 were fully vested as of December 31, 2006.

(2)	Reflects stock options granted under our 1994 Executive Stock Option and Restricted Stock Plan between 2001 and 2005 as described below. These amounts reflect the dollar amount of the expense recognized by Manpower for financial statement reporting purposes in 2006 under the modified prospective transition method in accordance with FAS 123R. For a discussion of valuation assumptions, see Note 3 to Manpower’s Consolidated Financial Statements in Manpower’s Annual Report on Form 10-K for the year ended December 31, 2006. The amount of expense reflected in the table was made up of:

For Mr. Bouchard, $57,395 attributable to the option granted to him in 2001.

For Mr. Davis, $38,266 attributable to the option granted to him in 2001.

For Ms. Ridgway, $61,378 attributable to the option granted to her in 2002.

For Mr. Walter, $32,698 attributable to the option granted to him in 2005.

For Mr. Zore, $76,533 attributable to the option granted to him in 2001.

As of December 31, 2006, the aggregate number of shares subject to stock options held by the non-employee directors was as follows: Mr. Bolland — 6,250; Ms. Boswell — 0; Mr. Bouchard — 7,500; Dr. Burns — 11,250; Mr. Davis — 50,826; Mr. Greenberg — 10,000; Mr. Hueneke — 8,750; Ms. Ridgway — 38,120; Mr. Walter — 71,569; and Mr. Zore — 74,424. All such options were fully vested and exercisable as of December 31, 2006.

The board of directors has approved the compensation arrangement for non-employee directors described below. Non-employee directors are paid a cash retainer equal to $60,000 per year. During 2006, non-employee directors were also paid $2,000 per board or committee meeting attended in person, and $1,000 per board or committee meeting attended telephonically. The chairman of the audit committee is paid an annual retainer of $15,000 per year and the other committee chairmen are paid an annual retainer of $10,000 per year. In addition, each director is reimbursed for travel expenses incurred in connection with attending board of directors and committee meetings.

Except as described below, non-employee directors may elect to receive deferred stock under the 2003 Equity Incentive Plan in lieu of their annual cash retainer (but not in lieu of the cash meeting fees). Elections may cover 50%, 75% or 100% of the annual cash retainer payable to the director for the election period for which the annual cash retainer is payable. An election period begins on January 1 of each year or the date of the director’s initial appointment to the board of directors, whichever is later, and ends on the date a director ceases to be a director or December 31, whichever is earlier. The deferred stock will be granted to the director following the end of the election period to which the election applies. The number of shares of deferred stock granted to the director will be equal to the amount of the annual cash retainer to which the election applies, divided by the average of the closing prices of Manpower common stock on the last trading day of each full or partial calendar quarter covered by the election period. Shares of common stock represented by deferred stock granted to a director prior to January 1, 2006 will be distributed to the director within 30 days after the date the director ceases to be a member of the board of directors. For the election period that ended on December 31, 2006, Mr. Zore and Dr. Burns elected to accept deferred stock in lieu of 100% and 75%, respectively, of the annual cash retainer to which they were otherwise entitled, and Ms. Ridgway and Messrs. Bolland, Bouchard, Davis, Greenberg, Hueneke and Walter elected to receive the annual cash retainer to which they were entitled in cash.

Shares of common stock represented by deferred stock granted to a director on or after January 1, 2006 will be distributed to the director on the earlier of the third anniversary of the date of grant or within 30 days after the date the director ceases to be a member of the board of directors. However, the director will have the right to extend the deferral period for these grants by at least five years, and thereafter to extend any previously extended deferral period by at least five more years, provided in each case this election to extend is made at least twelve months before the last day of the then current deferral period.

In addition to the cash compensation (or elective deferred stock), each non-employee director will receive an annual grant of deferred stock. The grant will be effective on the first day of each year, and the number of shares granted will equal $100,000 ($117,000 for calendar year 2006) divided by the closing sale price of a share of Manpower’s common stock on the last business day of the preceding year, or 2,516 shares of deferred stock for 2006. Such deferred stock will vest in equal quarterly installments on the last day of each calendar quarter during the year. Shares of common stock represented by vested deferred stock held by a director will be distributed to the director on the earlier of the third anniversary of the effective date of grant or within 30 days after the date the director ceases to be a member of the board of directors. The director will have the right to extend the deferral period as described above. A new non-employee director will receive a grant of deferred stock effective the date the director is appointed to the board, and the grant will be prorated for the period beginning on the date of the director’s appointment and ending on December 31 of that year.

Instead of receiving the annual grant of deferred stock, non-employee directors will have the right to elect to receive the same number of shares of restricted stock. Like the deferred stock, any such grant will be effective on the first day of the year and will vest in equal quarterly installments on the last day of each calendar quarter during the year. Any such election will be effective only if made on or before December 31 of the preceding year or within 10 days of appointment to the board of directors.

Prior to July 29, 2003, directors had the right to elect to receive an option to purchase shares of common stock in lieu of receiving payment of part or all of their annual fees in cash. For each full year for which all such cash fees were waived, a director received an option over 10,000 shares of common stock, which number was adjusted based on the price per share of the common stock on the date of election relative to $28.00 for grants prior to November 5, 2001 and $28.38 for grants on or after November 5, 2001. The per share purchase price for each option awarded was equal to the fair market value of the common stock on the date of grant. Options granted in place of cash fees are exercisable for the vested portion during the director’s tenure and a limited period thereafter. In November 2001, Mr. Zore agreed to accept stock options in lieu of all of his cash fees through November 2006, Mr. Bouchard agreed to accept stock options in lieu of 75% of his cash fees through November 2006, Mr. Davis agreed to accept stock options in lieu of 50% of his cash fees through November 2006, and Mr. Walter agreed to accept stock options in lieu of 50% of his cash fees through November 2002. In March 2002, Ms. Ridgway agreed to accept stock options in lieu of 50% of her cash fees through November 2006 and in November 2002, 2003, and 2004 Mr. Walter elected to receive his fees through November 2003, 2004, and 2005 in cash and in 2005 he elected to accept options in lieu of 50% of his cash fees in 2006. The right to elect options in lieu of cash compensation was terminated as of July 29, 2003, except that elections in effect as of July 29, 2003 remained in effect. As a result, directors in office prior to July 29, 2003 were entitled to make the election to receive deferred stock in lieu of their annual cash retainer as described above only for the excess of the retainer over $50,000 per year for the period ending November 4, 2006.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The executive compensation committee of the board of directors of Manpower has reviewed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the executive compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Executive Compensation Committee

J. Thomas Bouchard, Chairman

Marc J. Bolland

Jack M. Greenberg

Rozanne L. Ridgway

John R. Walter

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the executive compensation committee has ever been an officer or employee of Manpower or any of our subsidiaries and none of our executive officers has served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.

AUDIT COMMITTEE REPORT

As of March 1, 2007, we have an audit committee consisting of five directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange. The board of directors has adopted a charter for the audit committee, which is available on our web site at www.investor.manpower.com. The charter sets forth the responsibilities and authority of the audit committee with respect to our independent auditors, quarterly and annual financial statements, non-audit services, internal audit and accounting, risk assessment and risk management, business conduct and ethics, special investigations, use of advisors and other reporting and disclosure obligations, including the audit committee’s obligations as our qualified legal compliance committee.

In 2006, the audit committee met five times. Over the course of these meetings, the audit committee met with our chief executive officer, chief financial officer, other senior members of the finance department, the chairperson of our disclosure committee, the head of internal audit, our outside counsel and our independent auditors. During these meetings, the audit committee reviewed and discussed, among other things:

•	our financial statements for each of the first three quarters of 2006, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,”

•	our compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the related auditing standards,

•	the independent auditors’ material written communications with management,

•	our annual internal and external audit plans and the internal and external staffing resources available to carry out our audit plans,

•	internal audit results,

•	our risk management framework, including financial and operations risks,

•	the impact of new accounting pronouncements,

•	current tax matters affecting us, including reporting compliance, audit activity and tax planning,

•	our compliance with the Foreign Corrupt Practices Act and our Code of Business Conduct and Ethics,

•	our compliance with our Policy Regarding the Retention of Former Employees of Independent Auditors and Policy on Services Provided by Independent Auditors, and

•	a self-evaluation of the committee.

The audit committee met four times in private session with Deloitte & Touche LLP and met five times in private session with the head of internal audit. The purpose of the private sessions is to allow the participants to raise any concerns they may have and to discuss other topics in a confidential setting. Over the course of the private sessions with our independent auditors, the audit committee discussed, among other things, our compliance process relating to Section 404 of the Sarbanes-Oxley Act, the application of certain accounting policies and our personnel involved in the financial reporting process. Over the course of the private sessions with our head of internal audit, the audit committee reviewed and discussed, among other things, the adequacy of the internal audit department’s resources, the level of support and cooperation received by the internal audit department and the department’s internal audit plans.

In addition to the meetings discussed above, the chairman of the audit committee reviewed with management and our independent auditors our financial results for each quarter of 2006 prior to the quarterly release of earnings.

In February 2007, the independent auditors and members of senior management reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with the audit committee, together with our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This discussion included, among other things:

•	critical accounting policies and practices used in the preparation of our financial statements,

•	our judgmental reserves,

•	the effect of regulatory and accounting initiatives on our financial statements, including the adoption of significant accounting pronouncements,

•	confirmation that there were no unrecorded material audit adjustments proposed by the independent auditors,

•	confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit,

•	other matters required to be discussed by SAS No. 61, and

•

matters relating to Section 404 of the Sarbanes-Oxley Act, including the management report on internal control over financial reporting for 2006 and the independent auditors’ report with respect to the effectiveness of our internal control over financial reporting and management’s assessment of the effectiveness of our internal control over financial reporting.

At this meeting, the audit committee met in separate private sessions with the independent auditors, the chairperson of our disclosure committee, the head of internal audit and management.

The audit committee has reviewed the fees billed by Deloitte & Touche LLP and related entities (“Deloitte”) to us with respect to 2005 and 2006, which consist of the following:

Audit Fees.    The aggregate fees and expenses billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2005 and the review of the financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 approved by the audit committee were $4,330,000.

The aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting as of and for the year ended December 31, 2006 and the review of the financial statements included in our Quarterly Reports on Form 10-Q for 2006 approved by the audit committee were $4,755,000.

Audit-Related Fees.    The aggregate fees and expenses billed by Deloitte for audit-related services were $15,400 in 2005. These services consisted of assistance with customer requests for information regarding financial results and concentration of revenue.

The aggregate fees billed by Deloitte for audit-related services were $145,300 in 2006. These services consisted of providing a comfort letter related to our euro-note offering, assistance with our responses to SEC comment letters and customer and other requests for financial information, verification of a government subsidy application, audit of an employee benefit plan and training related to new reporting requirements.

Tax Fees.    The aggregate fees and expenses billed by Deloitte for tax services were $1,615,750 in 2005. These services consisted of assistance in the preparation and review of certain international tax returns and a refund claim, consultation regarding appropriate handling of items on the U.S. and international tax returns, assistance with tax audits and examinations, advice and training related to VAT tax matters, advice regarding tax issues relating to Manpower’s internal reorganizations, advice and assistance with respect to transfer pricing matters, and advice related to the cross-border transfer of executives.

The aggregate fees billed by Deloitte for tax services were $858,800 in 2006. These services consisted of assistance in the preparation and review of certain international tax returns, consultation regarding appropriate handling of items on the U.S. and international tax returns, assistance with tax audits and examinations, advice related to VAT tax and wage tax matters, advice regarding tax issues relating to Manpower’s internal reorganizations, advice and assistance with respect to transfer pricing matters and advice related to the cross-border transfer of executives.

All Other Fees.    The aggregate fees and expenses billed by Deloitte for all other services were $550,700 in 2005. These services consisted of assistance with the coordination of a communications network installation, advice on employee benefit plan matters, advice on employment matters for a foreign executive, due diligence work on potential acquisitions and assistance with a request to a government agency regarding the consolidation of our service centers.

The aggregate fees and expenses billed by Deloitte for all other services were $6,500 in 2006 for assistance with a review at a foreign subsidiary.

Our Policy on Services Provided by the Independent Auditors was initially adopted by the audit committee in March 2002 and has since been revised several times in response to regulatory requirements. The policy sets forth the types of services that we may and may not engage our auditors to provide, the approval requirements for permitted services and related disclosure and reporting standards. A copy of the policy is available on our web site at www.investor.manpower.com. Each of the services described under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” was approved during 2005 and 2006 in accordance with the policy.

The audit committee has also received the written disclosures and confirmation from Deloitte required by Independence Standards Board No. 1 and discussed with Deloitte their independence. In particular, at each regular meeting during 2006 and at the meeting in February 2007 the audit committee reviewed and discussed the non-audit services provided by Deloitte to us that are described above. The audit committee has considered whether the provision of the non-audit services described above is compatible with the independence of Deloitte and satisfied itself as to the auditor’s independence. The audit committee believes that Deloitte has been objective and impartial in conducting the 2006 audit, and believes that the provision of these services has not adversely affected the integrity of our audit and financial reporting processes.

In performing all of the functions described above, the audit committee acts only in an oversight capacity. The audit committee does not complete its reviews of the matters described above prior to our public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.

In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

The Audit Committee*

Edward J. Zore, Chairman

Stephanie A. Burns

Willie D. Davis

*	Gina R. Boswell and Terry A. Hueneke were appointed to the audit committee following the actions described above.

2.  RATIFICATION OF INDEPENDENT AUDITORS

Deloitte & Touche LLP audited our consolidated financial statements for the fiscal years ended December 31, 2005 and 2006, and PricewaterhouseCoopers LLP audited our consolidated financial statements for the fiscal year ended December 31, 2004.

As previously disclosed, on July 27, 2005 the audit committee of our board of directors dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm, subject to completion of its procedures on the unaudited interim financial statements for the three and six month periods ended June 30, 2005 and the Quarterly Report on Form 10-Q in which such financial statements were included, and appointed Deloitte & Touche LLP as our new independent registered public accounting firm.

On July 29, 2005, PricewaterhouseCoopers LLP completed its procedures on the unaudited financial statements for the three and six month periods ended June 30, 2005 and the Quarterly Report on Form 10-Q was filed.

PricewaterhouseCoopers LLP’s reports on our consolidated financial statements for the year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the year ended December 31, 2004, and the subsequent interim period through July 29, 2005, there were no disagreements between us and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years.

None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the year ended December 31, 2004 or during the subsequent interim period through July 29, 2005.

We provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures. A copy of PricewaterhouseCoopers LLP’s letter, dated August 5, 2005, stating their agreement with such statements is attached as Exhibit 16.1 to our Current Report on Form 8-K/A dated August 5, 2005 filed with the Securities and Exchange Commission.

During the year ended December 31, 2004, and the subsequent interim period through July 27, 2005, we did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2007 and directed that such appointment be submitted to the shareholders for ratification. Deloitte & Touche LLP audited our consolidated financial statements for the fiscal years ended December 31, 2005 and 2006. Representatives of Deloitte & Touche LLP will be present at the annual meeting and have the opportunity to make a statement if they so desire, and will also be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the audit committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending December 31, 2007.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2007. Abstentions will not be counted as voting and, therefore, will have no impact on the approval of the proposal.

The board of directors recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2007, and your proxy will be so voted unless you specify otherwise.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2006 about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options as of December 31, 2006(1)	Weighted-average exercise price of outstanding options as of December 31, 2006($)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2006 (excluding securities reflected in the first column)(2)(3)
Equity compensation plans approved by security holders	4,597,874	40.62	5,568,828
Equity compensation plans not approved by security holders(4)	—	—	—
Total	4,597,874	40.62	5,568,828

(1)	Includes 64,066 shares to be issued upon the exercise of outstanding options under the Right Management Consultants, Inc. 1993 Stock Incentive Plan, as amended, and the Right Management Consultants, Inc. Amended and Restated Directors’ Stock Option Plan. We assumed these plans in connection with our acquisition of Right in 2004. The weighted-average exercise price of outstanding options granted under these plans as of December 31, 2006 was $30.72. There will be no further grants under these plans.

(2)	Includes the number of shares remaining available for future issuance under the following plans: Deferred Stock Plan — 106,176 shares; 1990 Employee Stock Purchase Plan — 596,777 shares; Savings Related Share Option Scheme — 876,068 shares; and 2003 Equity Incentive Plan — 3,989,807 shares.

(3)	The 2003 Equity Incentive Plan provides for the grant of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units and deferred stock. The maximum number of shares issuable in respect of restricted stock, restricted stock units, performance share units and deferred stock granted under the 2003 Equity Incentive Plan is 800,000, subject to adjustment as provided in the plan.

(4)	As of December 31, 2006, we did not maintain any equity compensation plans which were not approved by shareholders.

3.  APPROVAL OF MANPOWER CORPORATE SENIOR MANAGEMENT

ANNUAL INCENTIVE PLAN

The executive compensation committee of the board of directors has established a new Corporate Senior Management Annual Incentive Plan for designated senior executives of Manpower. The plan is attached to this proxy statement as Appendix B. As of the date of this proxy statement, Manpower has approximately 11 senior executives who would be eligible to participate in the plan. The plan includes an annual incentive arrangement which provides for the payment of annual awards to Manpower senior executives participating in the plan based on the attainment of goals relating to our financial performance. This plan will replace the 2002 Corporate Senior Management Incentive Plan beginning in 2008.

Subject to receipt of shareholder approval, senior executives designated by the executive compensation committee will be eligible to participate in this plan beginning in 2008. In order to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code and thereby avoid the potential nondeductibility of the compensation paid under the annual incentive arrangement to these senior executives, the material terms of the performance goals under which the compensation is to be paid must be disclosed to and subsequently approved by the shareholders of Manpower before the compensation is paid. Accordingly, the plan is being submitted for shareholder approval. Participation by the senior executives of Manpower will take effect only if shareholder approval is obtained.

The annual incentive arrangement provides for the payment of annual awards to a participant based on Manpower’s attainment of any one or more of the following financial goals established for that participant for the relevant year, each of which is defined in the plan:

•	earnings per share, which are the fully diluted earnings per share of Manpower and its subsidiaries on a consolidated basis,

•	economic profit, which is net operating profit after taxes of Manpower and its subsidiaries on a consolidated basis less a capital charge,

•	adjusted operating unit profit, which is operating unit profit less a cost of carrying accounts receivable,

•	gross profit growth, which is the change in gross profit during the period, and

•	selling and administrative expenses as a percent of gross profit, which is selling and administrative expenses divided by gross profit.

Under the plan, the participating executive is assigned award opportunities for threshold, target, and outstanding performance upon the attainment of the goal or goals established for the participant.

The goals and award opportunities for attainment of the goals are established each year by the executive compensation committee at the beginning of the year. Depending upon the actual performance of Manpower for the year as measured against these goals, the participating executive would be paid a cash award following the close of the year. The maximum award that a participating executive may receive for any year under the arrangement is $5 million.

The plan also provides for the payment of an annual bonus to a participant based on the attainment of operating objectives established for that participant for the relevant year. Under the plan, the participating executive is assigned bonus opportunities for achievement of such objectives. The operating objectives and bonus opportunities for attainment of the operating objectives are established each year at the beginning of the year. Depending on the assessment of the participant’s performance in achieving the operating objectives, the participating executive would be paid a cash award following the close of the year. The compensation paid under the annual bonus arrangement to the participating executives does not qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code and may, therefore, be nondeductible.

The plan is subject to variation with regard to the goals and operating objectives assigned to each participating executive and the relative weight assigned to the goals and operating objectives in establishing award opportunities and bonus opportunities from year to year and among participating executives.

The amounts, if any, which may be received by Manpower’s senior executives under the plan are not yet determinable. The amounts which would have been received for 2006 under the plan if it had been effective for that year and if the performance goals, award opportunities, operating objectives and bonus opportunities assigned to each participating executive by the executive compensation committee had been the same as in 2006 are as follows:

New Plan Benefits

Corporate Senior Management Annual Incentive Plan

Name and Position	Dollar Value($)

Jeffery A. Joerres CEO	3,000,000

Michael J. Van Handel CFO	1,000,000

Jean-Pierre Lemonnier Former EVP	—

Yoav Michaely EVP	447,200

Barbara J. Beck EVP	566,100

Owen J. Sullivan EVP	240,000

Jonas Prising EVP	459,892

Executive Group	5,713,192

Non-Executive Director Group	—

Non-Executive Officer Employee Group	1,436,960

The Corporate Senior Management Annual Incentive Plan may be amended in any manner without shareholder approval. Certain amendments may, under Section 162(m) of the Internal Revenue Code, affect the deductibility of payments under the plan to participating Manpower executives. No such amendments are currently contemplated.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Abstentions will not be counted as voting, and, therefore, will have no impact on the approval of the proposal.

The Board of Directors recommends you vote FOR approval of the Manpower Corporate Senior Management Annual Incentive Plan, and your proxy will be so voted unless you specify otherwise.

4.  SHAREHOLDER PROPOSAL REGARDING IMPLEMENTATION OF THE MACBRIDE PRINCIPLES IN NORTHERN IRELAND

The following proposal was submitted by the City of New York Office of the Comptroller, located at 1 Centre Street, New York, New York 10007, on behalf of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund, and the New York City Board of Education Retirement System. We refer to these shareholders as the proponents. The proponents own 215,533 shares of common stock in the aggregate. If a representative of the proponents who is qualified under state law is present and submits the proposal for a vote, then the proposal will be voted upon at the annual meeting. In accordance with federal securities regulations, we have included the proposal and the supporting statement exactly as submitted by the proponents. To ensure that readers can easily distinguish between the material provided by the proponents and material provided by us, we have put a box around the material provided by the proponents.

NORTHERN IRELAND — MACBRIDE PRINCIPLES

WHEREAS, Manpower, Inc. has a subsidiary in Northern Ireland;

WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

WHEREAS, employment discrimination in Northern Ireland was cited by the International Commission of Jurists as being one of the major causes of sectarian strife;

WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

1. Increasing the representation of individuals from underrepresented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

3. The banning of provocative religious or political emblems from the workplace.

4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from underrepresented religious groups.

5. Layoff, recall, and termination procedures should not in practice, favor particular religious groupings.

6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

9. The appointment of a senior management staff member to oversee the company’s affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED: Shareholders request the Board of Directors to:

Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

SUPPORTING STATEMENT

We believe that our company benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the MacBride Principles by Manpower, Inc. will demonstrate its concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

The board of directors of Manpower recommends a vote “AGAINST” this proposal for the following reasons:

We fully support the efforts to eliminate employment discrimination in Northern Ireland and we cooperate fully with ongoing related efforts.

We have a demonstrated record of concern for human rights and equality of opportunity throughout our company. Our policy and practice in Northern Ireland and worldwide are to provide equal opportunity employment in all locations without regard to race, creed, religion, sex, national origin, citizenship status, age, disability or marital status. We make decisions regarding the hiring, promotion and termination of our employees based solely on experience and qualifications and without regard to religious or ethnic background. Similarly, our recruiting procedures are designed to provide equal opportunity.

In addition to following our own non-discrimination policies, we comply with the standards of the Northern Ireland Fair Employment legislation, as updated by the Fair Employment and Treatment (Northern Ireland) Order of 1998. This legislation applies to all employers in Northern Ireland, including our operations, and makes religious discrimination and preferential treatment in employment illegal. In addition, we are registered with, and cooperate with, the Equality Commission for Northern Ireland (formerly the Fair Employment Commission), which oversees equal opportunity in employment. The MacBride Principles, which date from the mid-1980’s, precede this legislation and are no longer appropriate as a result of the legislation.

Manpower promotes full compliance with the Northern Ireland Fair Employment legislation and associated codes of practice relating to equality of opportunity in the workplace. In addition, we periodically review our policies and procedures to ensure such compliance. We also comply fully with ongoing government efforts in Northern Ireland to eliminate discrimination and workplace harassment.

In effect, Manpower’s policies and applicable laws endorse the same belief in equality of opportunity that is embodied in the MacBride Principles. However, the board of directors does not believe that it is advisable for Manpower to endorse or subscribe to the MacBride Principles as set forth in the proposed resolution. By adopting the MacBride Principles, we would become unnecessarily accountable to different sets of overlapping fair employment guidelines, which would unnecessarily burden us in the conduct of our business. In addition, the board of directors is concerned that implementation of a duplicate set of principles could lead to confusion, conflicts and, potentially, unfairness in the workplace. Finally, the board of directors believes that it is not practical or prudent for Manpower to develop solutions in the United States to problems unique to Northern Ireland. For the foregoing reasons, the board of directors believes that adoption of this proposal is not in the best interest of Manpower, its shareholders or its employees in Northern Ireland.

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Abstentions will not be counted as voting, and, therefore, will have no impact on the approval of the proposal.

At our 2006 annual meeting of shareholders, the same shareholder presented a substantially identical proposal. The board of directors opposed the proposal last year, and shareholders overwhelmingly rejected the proposal, with over 91% of the votes cast voting against it.

For these reasons, the board of directors recommends you vote AGAINST the shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland, and your proxy will be so voted unless you specify otherwise.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our by-laws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2008 annual meeting of shareholders and any other shareholder proposed business to be brought before the 2008 annual meeting of shareholders must be received by us no later than February 2, 2008. To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2008 annual meeting of shareholders must be received by us at our principal executive offices by November 3, 2007. Such nominations or proposals must be submitted to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during 2006 all filing requirements were met, except for one report on Form 4 for each of Ms. Beck, Mr. Michaely and Mr. Sullivan initially filed in February 2006, which were amended in December 2006 to correct an inadvertent error in the number of shares subject to the options originally reported on those forms.

OTHER VOTING INFORMATION

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 1, 2007. To vote over the Internet or by telephone, please refer to the instructions on the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

OTHER MATTERS

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy as recommended by the Board of Directors or, if no such recommendation is given, in their discretion.

Shareholders may obtain a copy of our Annual Report on Form 10-K at no cost by requesting a copy on our Internet website at www.investor.manpower.com or by writing to Mr. Michael J. Van Handel, Secretary, Manpower Inc., 5301 North Ironwood Road, Milwaukee, Wisconsin 53217.

By Order of the Board of Directors,

Michael J. Van Handel, Secretary

APPENDIX A

Manpower Inc.

Categorical Standards for Relationships Deemed

Not to Impair Independence of Non-Employee Directors

For purposes of making a determination regarding the independence of a non-employee director of Manpower Inc. (together with its subsidiaries, the “Company”) under the rules of the New York Stock Exchange, a commercial relationship between a director and the Company will not be considered to impair the director’s independence if:

1.	The director’s sole interest in the relationship is by virtue of his or her status as a director, officer or employee of, or holder of a less than 10% equity interest (other than a general partnership interest) in, an entity or an affiliate of an entity with which the Company has such relationship;

2.	Payments by the Company for property or services to, or payments to the Company for property or services by, the entity and any such affiliate accrued during any single fiscal year constitute in the aggregate less than two percent of the annual gross revenues reported for the last fiscal year of each of the Company and the entity and such affiliate. In applying this standard, both the payments and the gross revenues to be measured will be those reported in the last completed fiscal year;

3.	The director is not personally involved in the negotiation of the terms of any transaction giving rise to the relationship, or otherwise personally involved in such transaction; and

4.	Any transaction giving rise to the relationship is negotiated and conducted on an arm’s-length basis.

A-1

APPENDIX B

MANPOWER INC.

Corporate Senior Management

Annual Incentive Plan

MANPOWER INC. CORPORATE SENIOR MANAGEMENT

ANNUAL INCENTIVE PLAN

MANPOWER INC. CORPORATE

SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN

ARTICLE I

General Provisions

Section 1. Overview of the Plan

One of the elements of the compensation program for the Company’s senior executives is an annual incentive award paid in cash. The purpose of this Plan is to facilitate implementation of this element for certain of these executives, as designated by the Compensation Committee (referred to below as “Participants”).

Under the Plan, annual incentives are based on attainment of certain financial or other operating goals established for each Participant. The financial goals, which vary among Participants, include earnings per share, economic profit, adjusted operating unit profit, gross profit growth and/or selling and administrative expenses as a percent of gross profit. At the beginning of each Plan Year, earnings per share, economic profit, adjusted operating unit profit, gross profit growth and/or selling and administrative expenses as a percent of gross profit goals for the year are established for Participants by the Compensation Committee. Bonus amounts may be earned by Participants for the year based on the Company’s attainment of these goals. Growing earnings per share is one element of improving operating performance. Economic profit is also an essential measure to use as a benchmark for the Company because it is an all-inclusive measure that captures both earnings growth and management of capital costs and it is highly correlated with shareholder value creation. Adjusted operating unit profit, gross profit growth and selling and administrative expenses as a percent of gross profit are all additional measures used to benchmark performance of the Participants on a business unit basis, as they capture earnings growth and the management of operating expenses and capital costs.

The Plan also includes an operating performance component under which annual bonus amounts may be earned based on a Participant’s achievement, as determined by the Compensation Committee, of certain operating objectives established at the beginning of the year. The operating performance component allows the Company to recognize performance by Participants that may not be reflected in absolute financial metrics.

The Plan provides for cash awards to be determined shortly after the end of each Plan Year based on achievement of the goals established at the beginning of the year. In connection with the establishment of the goals, each Participant is assigned threshold, target and outstanding bonus opportunity levels.

Section 2. Definitions

As used herein, the following terms shall have the following meanings:

(a)	Adjusted Operating Unit Profit — as defined in Section 1 of Article II.

(b)	Award — any bonus opportunity awarded under the Plan.

(c)

Cause — termination of employment by the Company for “Cause” will mean termination upon (i) Participant’s willful and continued failure to substantially perform his or her duties with the Manpower Group after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed such duties and the Participant has failed to resume substantial performance of such duties on a continuous basis within ten days after receiving such demand, (ii) the Participant’s commission of any material act of dishonesty or disloyalty involving the Manpower Group, (iii) the Participant’s chronic absence from work other than by reason of a serious health condition, (iv) the Participant’s commission of a crime which substantially relates to the circumstances of his or her position with the Manpower Group or which has material adverse effect on the business of the

Manpower Group, or (v) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Manpower Group. For this purpose, no act, or failure to act, by a Participant will be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith.

(d)	Change of Control — will mean the first to occur of the following:

(1)	the acquisition (other than from the Company), by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)), directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of more than 50% of the then outstanding shares of common stock of the Company or voting securities representing more than 50% of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that no Change of Control shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (A) by the Company, any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(2)	any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(3)	any liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or

(4)	individuals who, as of January 1, 2007, constitute the Board of Directors of the Company (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to such date whose election, or nomination for election by the shareholders of the Company, was approved by at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this letter, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-11; or

(5)	the Company shall enter into any agreement (whether or not conditioned on shareholder approval), providing for or contemplating, or the Board of Directors of the Company shall approve and recommend that the shareholders of the Company accept, or approve or adopt, or the shareholders of the Company shall approve, any acquisition that would be a Change of Control under clause (i), above, or a merger or consolidation that would be a Change of Control under clause (ii), above, or a liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or

(6)	whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

Following the occurrence of an event which is not a Change of Control whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

(e)	Common Stock — the common stock of the Company with a par value of $0.01 per share.

(f)	Compensation Committee — the Executive Compensation Committee of the Board of Directors of the Company.

(g)	Code — the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

(h)	Company — Manpower Inc., a Wisconsin corporation.

(i)	Economic Profit — as defined in Section 1 of Article II.

(j)	EPS — as defined in Section 1 of Article II.

(k)	Executives — all Participants for a given Plan Year. Pertains to corporate executives and not country managers.

(l)	Good Reason — means with respect to any Participant the occurrence of any one or more of the following without the consent of the Participant:

(1)	the assignment to the Participant of a position which represents a material reduction from the then existing position of the Participant, or the assignment to the Participant of duties, other than incidental duties, inconsistent with the position of the Participant from time to time, provided the Participant objects to such assignment by written notice to the Company within twenty (20) business days after it is made and the Company fails to cure, if necessary, within ten (10) business days after such notice is given;

(2)	any material violation by the Company of any agreement between the Participant and the Company which remains uncured ten (10) business days after the Participant gives written notice to the Company which specifies the violation; or

(3)	the Participant being required by the Company to change the location of the Participant’s principal office to one in excess of seventy-five (75) miles from the Company’s home office in Glendale, Wisconsin, provided the Participant’s employment with the Manpower Group is terminated within ninety (90) days after any such change of location.

(m)	Gross Profit Growth — as defined in Section I of Article II.

(n)	Manpower Group — the Company and its direct and indirect subsidiaries.

(o)	Participant – any Company employee who is a corporate senior executive officer of the Company who is designated by the Compensation Committee (subject to Section 4 of Article I) to participate in the Plan.

(p)	Plan — the Manpower Inc. Corporate Senior Management Annual Incentive Plan.

(q)	Plan Year — each yearly period commencing on January 1st of each year during the term of the Plan.

(r)	Selling and Administrative Expenses as a Percent of Gross Profit — As defined in Section 1 of Article II.

Section 3. Plan Administration

The Compensation Committee shall administer the Plan. The Compensation Committee is authorized to interpret the Plan, to adopt such rules and regulations, as it may from time to time deem necessary for the effective operation of the Plan, and to act upon all matters relating to the granting of Awards under the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan by or on behalf of the Compensation Committee shall be final, binding and conclusive for all purposes and upon all persons including, without limitation, the Company and Executives and their respective successors in interest. In recognition of the requirements of Section 162(m) of the Code, the payment or distribution of any amount under the annual bonus plan component shall be subject to the prior certification by the Compensation Committee that the relevant performance goals have been attained.

Section 4. Eligibility and Participation Guidelines

(a)	Criteria for participation in the Plan:

In selecting Participants, the Compensation Committee shall take into account the degree to which the proposed Participant can have an impact on the short-term and long-term operating performance and growth of the Company and such other criteria as it deems relevant.

(b)	Renewal of participation:

The Compensation Committee reserves the right to remove any Plan Participant from the Plan at any time. Plan participation in one year does not guarantee participation in subsequent Plan Years.

ARTICLE II

Financial Goals

Section 1. Performance Measures

(a)	EPS is net earnings per share — diluted of the Company and its subsidiaries on a consolidated basis, including net earnings from continuing and discontinued operations, but excluding any cumulative effects of changes in accounting principles, extraordinary items or goodwill impairment as reported in the Company’s audited consolidated financial statements.

(b)	Economic Profit is net operating profit after taxes of the Company and its subsidiaries on a consolidated basis less a capital charge.

(1)	Net operating profit after taxes is defined as net operating profit minus taxes.

(i)	Net operating profit equals earnings before income taxes:

(A)	plus interest expense,

(B)	plus loss on sale of accounts receivable,

(C)	plus goodwill impairment, and

(D)	less interest income.

Net operating profit includes the results of continuing and discontinued operations.

(ii)	Taxes equal net operating profit multiplied by the effective tax rate as shown in the Company’s audited consolidated financial statements. The effective tax rate includes the impact of continuing and discontinued operations.

(2)	Capital charge is defined as adjusted capital employed multiplied by a weighted average cost of capital.

(i)	Adjusted capital employed equals capital employed plus or minus capital adjustments.

(A)	Capital employed equals total shareholders’ equity:

•	plus long-term debt,

•	plus short-term borrowings,

•	plus current maturities of long-term debt,

•	plus advances under securitization facilities,

•	plus accumulated intangible amortization.

(B)	Capital adjustments are:

•

those adjustments required to exclude the effect of foreign exchange rate fluctuations on the above capital employed items, as reflected in the adjusted capital employed report maintained on a monthly basis by the Company,

•	those adjustments required to exclude the effect of goodwill impairment for that year,

•	those adjustments required to exclude the effect of any other items recorded in other comprehensive income, and

•

for any acquisitions closed after January 1, 2002, having a total purchase price of more than $3 million, an adjustment to defer and ratably phase in the impact of the purchase price increasing capital employed over the 36-month period following the date of closing.

Adjusted capital employed will be calculated based on the average of the monthly ending balances of each of the capital employed items, as shown in the financial records of the Company and its subsidiaries.

(ii)	The weighted average cost of capital is the weighted average of the Company’s cost of equity and cost of debt as determined by the Compensation Committee at the time it establishes the performance goals for any Plan Year, as described below.

(c)	Adjusted Operating Unit Profit is operating unit profit less a cost of carrying accounts receivable.

(1)	Operating unit profit is equal to revenues less direct costs and branch and national headquarters operating costs, as shown in the financial records of the Company and its subsidiaries, translated into US Dollars using the exchange rate as of the beginning of the Plan Year. It includes the results of continuing and discontinued operations. It does not include corporate expenses, amortization of intangible assets related to acquisitions recorded at corporate, interest and other income and expenses, or income taxes.

(2)	Cost of carrying accounts receivable is defined as average net accounts receivable multiplied by a cost factor.

(i)	Average net accounts receivable equals trade accounts receivable less allowance for doubtful accounts, calculated based on the average of the monthly ending balances, as shown in the financial records of the Company and its subsidiaries, translated into US Dollars using the exchange rate as of the beginning of the Plan Year.

(ii)	The cost factor is determined by the Compensation Committee at the time it establishes the performance goals for any Plan Year, as described below.

(d)	Gross Profit Growth is the change in gross profit during the period, as shown in the financial records of the Company and its subsidiaries, translated into US Dollars using the exchange rate as of the beginning of the Plan Year. It includes the gross profit from continuing and discontinued operations.

(e)	Selling and Administrative Expenses as a Percent of Gross Profit is equal to selling and administrative expenses divided by gross profit.

(i)	Selling and administrative expenses for an operating segment or entity is defined as total branch and national head office expenses, as shown in the financial records of the Company and its subsidiaries, translated into US Dollars using the exchange rate as of the beginning of the Plan Year. It includes the expenses of continuing and discontinued operations. It does not include corporate expenses or the amortization of intangible assets related to acquisitions recorded at corporate.

(ii)	Gross profit is equal to the amount shown in the financial records of the Company and its subsidiaries, translated into US Dollars using the exchange rate as of the beginning of the Plan Year. It includes the gross profit from continuing and discontinued operations.

Section 2. Performance Goals

No later than 90 days after the beginning of any Plan Year, the Compensation Committee shall set such goals for the year for a Participant as it deems appropriate for EPS, Economic Profit, Adjusted Operating Unit Profit, Gross Profit Growth and/or Selling and Administrative Expenses as a Percent of Gross Profit for each Participant (subject to Section 4 of Article I). The goals may vary from year to year.

(a)	Threshold goal — The minimum level of performance for which a bonus amount will be earned will be established as the threshold goal. Achieving the threshold goal will yield the threshold opportunity level.

(b)	Target goal — The expected level of performance will be established as the target goal. Achieving the target goal will yield the target opportunity level.

(c)	Outstanding goal — An outstanding level of performance will be established as the outstanding goal. Achieving the outstanding goal will yield the outstanding opportunity level.

Section 3. Award Opportunities

At the time the performance goals are established, the Compensation Committee shall set the bonus opportunities corresponding to each of the EPS, Economic Profit, Adjusted Operating Unit Profit, Gross Profit Growth and/or Selling and Administrative Expenses as a Percent of Gross Profit goals for each Participant for the Plan Year (subject to Section 4 of Article I).

(a)	Target opportunity will equal a dollar amount determined by the Compensation Committee.

(b)	Threshold opportunity will equal a dollar amount, which will be less than the target opportunity, determined by the Compensation Committee.

(c)	Outstanding opportunity will equal a dollar amount, which will be greater than the target opportunity, determined by the Compensation Committee.

Notwithstanding any other provision of this Plan to the contrary, the maximum bonus amount any Participant will be entitled to receive for any Plan Year resulting from achievement of EPS, Economic Profit, Adjusted Operating Unit Profit, Gross Profit Growth and/or Selling and Administrative Expenses as Percent of Gross Profit goals under this Article II is $5,000,000.

Section 4. Calculation of Awards

The bonus amounts under this Article II for each Plan Year will be determined based on actual performance relative to the pre-established EPS, Economic Profit, Adjusted Operating Unit Profit, Gross Profit Growth and/or Selling and Administrative Expenses as Percent of Gross Profit goals. Except as otherwise provided above, EPS,

Economic Profit and Adjusted Operating Unit Profit, Gross Profit Growth and/or Selling and Administrative Expenses as Percent of Gross Profit for the year shall be calculated based on the financial records supporting the audited consolidated financial statements of the Company and its subsidiaries.

Actual performance at the target goal will result in 100% of the target opportunity.

Except as otherwise determined by the Committee at the beginning of the Plan Year, performance between the target goal and outstanding goal will result in a payout that is linearly interpolated between the target and outstanding opportunities. The amount of the bonus amounts under this Article II shall be capped, and therefore performance in excess of the outstanding goal will result in the outstanding opportunity.

Except as otherwise determined by the Committee at the beginning of the Plan Year, performance between the threshold goal and target goal will result in a payout that is linearly interpolated between the threshold and target opportunities. Performance that is below the threshold goal will result in no bonus amount.

Notwithstanding the foregoing, the Compensation Committee may in its discretion reduce the amount of any bonus amount otherwise determined under the foregoing criteria to reflect any extraordinary items, repurchases of Common Stock, or such other items or factors as it may deem relevant.

Section 5. Distribution of Awards

The annual bonus amounts earned for the Plan Year under this Article II shall be distributed in cash as soon as possible after the amounts have been determined (subject to Section 4 of Article I), but in no event beyond 90 days after the end of the Plan Year.

Participants may elect to defer a portion of any annual bonus amounts under this Article II in accordance with the terms of the Company’s Nonqualified Savings Plan.

ARTICLE III

Annual Bonus Plan — Operating Objectives

Section 1. Objectives and Award Opportunities

No later than 90 days after the beginning of any Plan Year, the Compensation Committee may establish operating objectives for the year for a Participant and bonus opportunities the Participant for achievement of such objectives, provided however, that the Compensation Committee shall be permitted to delegate the setting of such objectives to the Chief Executive Officer and President of the Company (except to the extent the objectives relate to the Chief Executive Officer and President’s individual Award for the Plan Year). In establishing the bonus opportunities, the Compensation Committee will set threshold, target and outstanding opportunities expressed as a percent of base salary.

Section 2. Determination of Awards

Following the close of the Plan Year, the Compensation Committee shall determine whether a bonus amount has been earned under this Article III, and if so the level of such bonus amount, based on its assessment of the Participant’s performance in achieving the pre-established operating objectives, provided however, that in the event the Compensation Committee has delegated the setting of the objectives above in Section 1 of this Article III to the Chief Executive Officer and President, he shall be entitled to make such determination and recommendation to the Compensation Committee for their approval. Such bonus amounts may range from zero to the pre-established outstanding opportunity.

Section 3. Distribution of Awards

The annual bonus amounts earned for the Plan Year under this Article III shall be distributed in cash as soon as possible after the amounts have been determined, but in no event beyond 90 days after the end of the Plan Year.

Participants may elect to defer a portion of any annual bonus amounts under this Article III in accordance with the terms of the Company’s Nonqualified Savings Plan.

ARTICLE IV

Miscellaneous Provisions

Section 1. Termination of Employment

(a)	If a Participant’s employment is terminated by the Company for Cause or by the Participant other than for Good Reason, the Participant will forfeit all rights to any bonus amounts under Articles II, III or Section 3 of Article IV of this Plan for the year in which termination occurs.

(b)	Except as the relevant parties may otherwise agree, if a Participant’s employment terminates by reason of the Participant’s disability or death or under any other circumstances not specified in paragraph (a) of this Section 1, the Participant will be entitled to receive, for the year in which termination occurs, the bonus amounts otherwise determined under Articles II, III or Section 3 of Article IV of the Plan, but prorated for the actual number of days the Participant was employed by the Manpower Group during the year.

Section 2. No Discretion to Increase Awards Otherwise Earned

The Compensation Committee shall have no discretion to increase the amount of any bonus amounts otherwise earned under Article II of this Plan or any other Award which is otherwise earned based on the attainment of an objective performance goal.

Section 3. Change of Control

Upon a Change of Control, except as the relevant parties may otherwise agree, the Plan will terminate and a Participant will be entitled to receive, for the year in which the Change of Control occurs and in lieu of the bonus amounts provided in Articles II and III of this Plan, a bonus equal to the amount of the largest annual bonus awarded to the Participant for the three full calendar years immediately preceding the Change of Control.

Section 4. No Guarantee of Employment

Participation in the Plan shall not give any Participant any right to be retained in the employment of the Manpower Group. This Plan shall not affect any right of the Company to terminate, with or without cause, any Participant’s employment at any time.

Section 5. Withholding Taxes

The Company shall have the right to withhold from any compensation payable to a Participant, or to cause the Participant (or the executor or administrator of his or her estate or his or her distributee) to make payment of, any federal, state, local, or foreign taxes required to be withheld with respect to the distribution of any Awards.

Section 6. Amendment and Discontinuance of the Plan

The Compensation Committee may amend, alter, suspend or discontinue the Plan, as it shall from time to time consider desirable. No such action shall adversely affect the rights of any Participant under the Plan as of the time of such action without the consent of the Participant.

Section 7. Effective Date

Upon approval of the Plan by the Company’s shareholders, the Plan will supersede the 2002 Corporate Senior Management Incentive Plan, effective for Awards beginning with the 2008 Plan Year.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4. PROPOSALS 1, 2 AND 3 ARE BEING PROPOSED BY MANPOWER INC. AND PROPOSAL 4 IS BEING PROPOSED BY A SHAREHOLDER OF MANPOWER INC.	Please mark here for address change or comments.	☐

SEE REVERSE SIDE.

	Please mark your votes as indicated in this example.	☒

1.	Election of Directors

	FOR all nominees listed below (except as marked to the contrary)			WITHHOLD AUTHORITY to vote for all nominees listed below

	☐			☐

NOMINEES:		01 Gina R. Boswell, 02 Willie D. Davis, 03 Jack M. Greenberg, and 04 Terry A. Hueneke

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	Ratification of Deloitte & Touche LLP as independent auditors for 2007.				5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐			Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
3.	Approval of the Manpower Corporate Senior Management Annual Incentive Plan.

	FOR	AGAINST	ABSTAIN			Dated: , 2007
	☐	☐	☐

4.	Shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland.					(Signature)

	FOR	AGAINST	ABSTAIN
	☐	☐	☐			(Signature if held jointly)

PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Δ FOLD AND DETACH HERE Δ

MANPOWER INC.

Annual Meeting

of

Manpower Inc. Shareholders

Wednesday, May 2, 2007

10:00 a.m.

International Headquarters of Manpower Inc.

5301 North Ironwood Road

Milwaukee, Wisconsin

Agenda

•	Elect four directors to serve until 2010 as Class II directors.

•	Ratification of Deloitte & Touche LLP as independent auditors for 2007.

•	Approval of the Manpower Corporate Senior Management Annual Incentive Plan.

•	Shareholder proposal regarding implementation of the MacBride Principles in Northern Ireland.

•	Transact such other business as may properly come before the meeting.

You can now access your Manpower Inc. account online.

Access your Manpower Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD). Mellon Investor Services LLC, Transfer Agent for Manpower Inc., now makes it easy and convenient to get current information on your shareholder account.

■ View account status	■ View payment history for dividends	■ Obtain a duplicate 1099 tax form
■ View certificate history	■ Make address changes	■ Establish/change your PIN
■View book-entry information

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF

MANPOWER INC.

The undersigned hereby appoints Jeffrey A. Joerres and Michael J. Van Handel proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Manpower Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of Manpower Inc. to be held May 2, 2007 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ FOLD AND DETACH HERE Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE

VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/man		Telephone 1-866-540-5760

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement

on the internet at www.manpower.com